SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Nara Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NARA BANCORP, INC.

3731 Wilshire Boulevard

Suite 1000

Los Angeles, CA 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 31, 2007

TO OUR STOCKHOLDERS:

We are pleased to announce that Nara Bancorp, Inc., a Delaware corporation, will hold its annual meeting of stockholders on Thursday, May 31, 2007, at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005 at 10:30 a.m., Pacific Standard Time. At this meeting, we will ask you to vote on the following matters:

1. Election of directors. You will have the opportunity to elect seven members of the board of directors to serve until our next annual meeting. The following seven persons are our nominees for election:

Howard N. Gould

Min J. Kim

Chong-Moon Lee

Jesun Paik

Hyon Man Park (John H. Park)

Ki Suh Park

James P. Staes

2. Ratification of the Selection of Independent Registered Public Accounting Firm. You will be asked to ratify the selection of Crowe Chizek and Company LLP as our independent registered public accounting firm for the year ending December 31, 2007.

3. Approval of Equity Incentive Plan. You will be asked to approve the Nara Bancorp, Inc. 2007 Equity Incentive Plan which includes the authorization of 1,070,000 additional shares and a carryover of up to 230,000 shares already authorized under the Nara Bank & Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long-Term Incentive Plan.

4. Approval of the Amendment of the Certificate of Incorporation to Limit Special or Multiple Voting Rights of Preferred Stock. You will be asked to approve the amendment of the Nara Bancorp, Inc.’s Certificate of Incorporation to limit special or multiple voting rights for preferred stock.

5. Other Business. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will vote on these matters, too.

Our Bylaws provide for the nomination of directors in the following manner:

“Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and be delivered or mailed to the president of the Corporation not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such nominations shall be mailed or delivered to the president of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder:

(a)	The name and address of each proposed nominee

(b)	The principal occupation of each proposed nominee

(c)	The total number of shares of capital stock of the company owned by each proposed nominee

(d)	The name and address of the notifying stockholder

(e)	The number of shares of capital stock of the company owned by the notifying stockholder

Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and upon his instructions, all votes cast for each such nominee may be disregarded.”

If you were a stockholder as of the close of business on April 3, 2007, you are entitled to vote at this meeting. We cordially invite all stockholders to attend the meeting in person.

Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke this proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS

Min J. Kim, Chief Executive Officer

Dated: April 20, 2007

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NARA BANCORP, INC.

3731 Wilshire Boulevard

Suite 1000

Los Angeles, CA 90010

PROXY STATEMENT

For the

Annual Meeting of Stockholders

To be held on May 31, 2007

GENERAL INFORMATION

Nara Bancorp, Inc. (the “Company”) is a registered bank holding company, and Nara Bank (the “Bank”) is our wholly owned subsidiary. This proxy statement contains information about the Company’s annual meeting of stockholders to be held on Thursday, May 31, 2007 at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California at 10:30 a.m., Pacific Standard Time, and at any postponements or adjournments thereof. The date of this proxy statement is April 20, 2007 and it will be mailed to stockholders on or about this date.

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the board of directors is soliciting your votes for use at the 2007 annual meeting of stockholders.

This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail. You may also vote by internet or telephone.

We will begin sending this proxy statement, notice of annual meeting, and the enclosed proxy card on or about April 20, 2007 to all stockholders entitled to vote. The record date for those entitled to vote is April 3, 2007. On that date, there were 26,131,560 shares of our common stock outstanding. The common stock is our only class of stock outstanding. We are also sending our annual report for the fiscal year ended December 31, 2006 along with this proxy statement.

What Vote is Required for Each Proposal?

•

Election of Directors. The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

•

Ratification of Independent Registered Public Accounting Firm. Stockholder ratification of the selection of Crowe Chizek and Company LLP (“Crowe Chizek”) as our independent registered public accounting firm is not required. However, we are submitting the selection of Crowe Chizek to you for ratification as a matter of good corporate practice. To be approved, the ratification must receive a “FOR” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “abstain” from voting, it will have the same effect as an “against” vote. Broker non-votes will have no effect. If the stockholders do not ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Crowe Chizek. Even if the selection is ratified, we may, in our discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if we determine that such a change would best benefit our company and our stockholders.

•

Approval of Nara Bancorp, Inc. 2007 Equity Incentive Plan. The Company must receive the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting to approve this proposal. If you are present in person or represented by proxy at the meeting and abstain from voting on this proposal, it has the same effect as if you voted “AGAINST” the proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote your shares on this proposal and it will have the same effect as a vote “AGAINST” this proposal.

•

Approval of the Amendment of the Certificate of Incorporation to Limit Special or Multiple Voting Rights for Preferred Stock. The Company must receive the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting to approve this proposal. If you are present in person or represented by proxy at the meeting and abstain from voting on this proposal, it has the same effect as if you voted “AGAINST” the proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker is permitted to use his/her discretion to vote shares held in street name “FOR” this proposal.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting.

How Do I Vote by Proxy?

Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

•	“FOR” the election of each of the seven nominees for director;

•	“FOR” the appointment of Crowe Chizek as our independent registered public accounting firm;

•	“FOR” the approval of the Nara Bancorp, Inc. 2007 Equity Incentive Plan;

•	“FOR” the amendment of the Certificate of Incorporation to limit special or multiple voting rights for preferred stock; and

•	in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

If you hold your shares of our common stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote your shares of common stock, your broker or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director set forth in this proxy statement, “FOR” the ratification of the appointment of Crowe Chizek as our independent registered public accounting firm for the year ending December 31, 2007, and “FOR” the amendment of the Certificate of Incorporation to limit special or multiple voting rights for preferred stock.

In addition, if you do not instruct your broker on how to vote your shares of common stock on the proposal to approve the Nara Bancorp, Inc. 2007 Equity Incentive Plan, your broker will not be able to vote your shares on this proposal and it will have the same effect as a vote “AGAINST” the approval of the Nara Bancorp, Inc. 2007 Equity Incentive Plan.

Can I Change My Vote After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

•	you file either a written revocation of your proxy or a duly executed proxy bearing a later date than your previous proxy with our Legal Department prior to the meeting, or

•	you attend the meeting and vote in person. However, your presence at the meeting will not revoke your proxy unless and until you vote in person.

Moreover, if your shares are held in the name of your broker, bank, or other nominee, and you wish to vote in person, you must bring a properly executed legal proxy from your broker or nominee so that you can vote your shares in person at the meeting.

How Do I Vote in Person?

If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring a properly executed legal proxy from the nominee authorizing you to vote the shares and indicating that you are the beneficial owner of the shares on April 3, 2007, the record date for voting.

What Constitutes a Quorum?

To establish a quorum at the annual meeting, a majority of the shares of our common stock outstanding on the record date must be present, either in person or by proxy. We will count abstentions for purposes of establishing the presence of a quorum at the meeting.

What are the Recommendations of the Board of Directors?

Our current board of directors has unanimously approved the following items:

•	the election of each of the named nominees for director;

•	the ratification of the selection of Crowe Chizek as our independent registered public accounting firm for the year ending December 31, 2007;

•	the approval of the Nara Bancorp, Inc. 2007 Equity Incentive Plan; and

•	the approval of amendment of the Certificate of Incorporation to limit special or multiple voting rights for preferred stock.

The board of directors recommends that you vote FOR each of the seven nominees for director, FOR the ratification of the selection of Crowe Chizek as our independent registered public accounting firm for the year ending December 31, 2007, FOR the approval of the Nara Bancorp, Inc. 2007 Equity Incentive Plan, and FOR the approval of the amendment of the Certificate of Incorporation to limit special or multiple voting rights for preferred stock.

What are the Costs of Solicitation of Proxies?

The Company will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies. We have hired The Altman Group, Inc. to seek proxies of custodians such as brokers who hold shares which belong to other people. This service will cost us approximately $6,000.

Will there be any Other Matters Considered at the Annual Meeting?

We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named as proxies will have the authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.

How Do I Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Legal Department must receive the written proposal no later than January 20, 2008. Such proposals will also need to comply with Securities and Exchange Commission (the “SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is a reasonable time before we begin to print and mail our proxy materials.

The persons named as proxies for the 2008 annual meeting of stockholders will have discretionary authority to vote on any stockholder proposal which is not included in our proxy materials for the meeting, unless we receive notice of the proposal by April 10, 2008. If we receive proper notice by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing stockholder proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Who are the Largest Owners of Our Common Stock?

The following table shows the beneficial ownership of our common stock as of April 3, 2007, the record date for this proxy statement, by each stockholder who we know (based on information made available to us) owns more than 5% of our common stock. “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you beneficially own our common stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock, within 60 days of the record date.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of class
Fidelity Management Corp. 82 Devonshire St., Boston, MA 02109	2,607,457	9.98%

Chong-Moon Lee 3731 Wilshire Blvd., Suite 1000, Los Angeles, CA 90010	2,285,288	8.75%

Thomas Chung 5525 Wilshire Blvd., Los Angeles, CA 90036	1,498,396	5.73%

(1)	We have relied on the last public filings on Schedules 13D or 13G of each of the following stockholders, in determining how many shares such stockholder owns. If the beneficial owner is a current director or executive officer, we rely on their most recent SEC Form 4 filings.

Did Directors and Officers Comply with their Section 16(a) Beneficial Ownership Reporting Compliance Requirements in 2006?

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file reports of ownership and reports of changes in ownership of common stock with the SEC. The Exchange Act also requires them to furnish us with copies of all Section 16(a) forms they file.

To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements applicable to them during the 2006 fiscal year.

Who are the Named Executive Officers?

The Named Executive Officers are the (i) two (2) individuals who served as our Chief Executive Officer during fiscal year 2006 (ii) one (1) individual who served as our Chief Financial Officer during the fiscal year 2006; and (iii) each of our other four (4) most highly compensated executive officers employed by us as of December 31, 2006 whose salary and bonus for the fiscal year ended December 31, 2006 were in excess of $100,000 for their services rendered in all capacities to us, and who are collectively referred to in this proxy statement as the Named Executive Officers (the “NEOs”).

How Much Stock do Our Directors, Nominees for Directors and NEOs Own?

The following table shows the beneficial ownership, as defined above, of our common stock as of April 3, 2007 (and 60 days after the record date) held by (i) our NEOs, (ii) each of our directors who served as a director in 2006, and (ii) all directors, nominees and NEOs as a group.

Name of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of class(15)
Directors
Howard N. Gould	60,000	(2)	*
Yong H. Kim	504,826	(3)	1.93%
Chong-Moon Lee	2,285,288	(4)	8.75%
Jesun Paik	103,700	(5)	*
John H. Park	341,644		1.31%
Ki Suh Park	94,120	(6)	*
James P. Staes	20,500	(7)	*
NEOs
Min J. Kim	162,640	(8)	*
Ho Yang	0		*
Alvin D. Kang	21,500	(9)	*
Bonita I. Lee	62,856	(10)	*
Kyu S. Kim	24,000	(11)	*
Myung Hee Hyun	58,656	(12)	*
Jasna Penich	13,874	(13)	*
All Directors, Nominees and NEOs as a group (14 Individuals)	3,753,604	(14)	14.36%

*	Indicates holdings of less than 1%.
(1)	Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.
(2)	Includes 60,000 stock options vested but not yet exercised under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”).
(3)	Information as of September 19, 2006. Includes 405,794 shares owned together with spouse.
(4)	Includes 2,165,288 owned together with spouse and includes 120,000 stock options vested but not yet exercised under the 2000 Plan.
(5)	Includes 100,000 stock options vested but not exercised under the 2000 Plan.
(6)	Includes 94,120 shares owned together with spouse.
(7)	Includes 20,000 stock options vested but not exercised under the 2000 Plan.
(8)	Includes 30,000 stock options vested but not yet exercised under the Nara Bancorp, Inc. 2001 Nara Bank Continuation 1989 Stock Option Plan (the “1989 Plan”) and 96,000 stock options vested but not yet exercised under the 2000 Plan.
(9)	Includes 16,000 stock options vested but not yet exercised under the 2000 Plan
(10)	Includes 44,000 stock options vested but not yet exercised under the 2000 Plan and 200 shares which are owned by spouse.
(11)	Includes 24,000 stock options vested but not yet exercised under the 2000 Plan.
(12)	Includes 48,000 stock options vested but not yet exercised under the 2000 Plan.
(13)	Includes 13,334 stock options vested but not yet exercised under the 2000 Plan.
(14)	Includes stock options vested but not yet exercised under the 1989 Plan and stock options vested but not yet exercised under the 2000 Plan.
(15)	The percentages are based on 26,131,560 shares outstanding on April 3, 2007.

What is the Background of Our Current NEOs ?

Min J. Kim. Ms. Kim was appointed as the President and Chief Executive Officer of the Company and its fully owned subsidiary, Nara Bank, on November 27, 2006. Before this appointment, she served as the Acting

President and a member of the Interim Office of the President since March 13, 2006, and concurrently served as Executive Vice President and Chief Operating Officer of the Bank since October 2003. Ms. Kim served as Executive Vice President and Chief Credit Officer from January 2000 to October 2003 and a Senior Vice President and Chief Credit Administrator of the Bank from 1996 to 1999. Prior to joining the Bank in 1995, Ms. Kim served in numerous positions with Hanmi Bank including Vice President and Manager of the Western Branch of Hanmi Bank in Los Angeles from 1992 to 1995.

Alvin D. Kang. Mr. Kang has served as the Executive Vice President and Chief Financial Officer of the Bank and the Company since July 28, 2005. He also served as a member of the Interim Office of the President from March 2006 until November 2006. He continues to serve as a member of the Office of the President under the direction of the CEO and President, Min J. Kim. Prior to joining the Bank, Mr. Kang served as Executive Vice President, Chief Operating and Chief Financial Officer for Broadway Federal Bank and Chief Financial Officer of Broadway Financial Corporation from 2001 to July 2005. Mr. Kang has also held a senior position at Takenaka and Company, an investment banking and consulting firm, as well as serving as an audit partner at KPMG LLP and at Ernst & Young LLP. Mr. Kang worked with KPMG LLP for 26 years during which time he served as lead partner of the Asian Business Group and as lead partner on audits of major financial institutions in Los Angeles.

Bonita I. Lee. Ms. Lee has served as the Executive Vice President and Chief Credit Officer of the Bank since April 13, 2005. She also served as a member of the Interim Office of the President from March 2006 until November 2006. She continues to serve as a member of the Office of the President under the direction of the CEO and President, Min J. Kim. Ms. Lee has also served the Bank as Senior Vice President and Chief Credit Officer from October 2003 to April 2005, Senior Vice President and Credit Administrator from February 2000 to October 2003 and Vice President and Credit Administrator from 1993 to 2000. Prior to joining the Bank, Ms. Lee held various lending positions with California Center Bank in Los Angeles from 1989 to 1993.

Kyu S. Kim. Ms. Kim has served as the Senior Vice President and Eastern Regional Manager since October 2005, prior to her promotion to Eastern Regional Manger she served as the Deputy Regional Manager from July 2003 till September 2005. Ms. Kim also served as the Manhattan Branch Manager from February 2000 to September 2005 and Flushing Branch Manager from September 1998 to February 2000. Prior to joining the Bank, Ms. Kim was Vice President and Chief Credit Officer at Foster Bank in Chicago from March 1990 to September 1997.

Myung H. Hyun. Ms. Hyun has served as the Senior Vice President and Chief Operations Officer since April 2005. She also served the Bank as the Senior Vice President and Senior Operations Administrator from May 1998 to April 2005 and Operations Administrator from September 1995 to May 1998. Prior to joining the Bank, Ms. Hyun held various operations and personal banking positions at Hanmi Bank from 1982 to 1995.

Jasna Penich. Ms. Penich has served as the Senior Vice President and Chief Risk Officer since April 2005. Prior to joining the Bank she was Executive Vice President of Operations and Chief Financial Officer of the Mortgage Division for Pacific Mercantile Bank and Financial Operations Principal for PMB Securities from 2002 to March 2005. Ms. Penich worked for eighteen (18) years as Executive Vice President and Chief Financial Officer for Del Amo Savings Bank.

What are the Responsibilities of Our Board of Directors and Certain Committees?

The Company board of directors has a standing Audit Committee, Human Resources and Compensation Committee, and Nomination and Governance Committee. The procedures for nominating directors, other than by the Nomination and Governance Committee or the full board of directors of the Company itself, are set forth in the Bylaws and in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

During 2006, there were 14 Company board meetings, 12 Bank board meetings, 3 joint board meetings, and 59 committee meetings. Mr. Chong-Moon Lee attended at least 75% of the Company and Bank board meetings and attended 74% of the aggregate of the total number of board and committee meetings on which he served during 2006. All of the other current directors of the Company attended at least 75% of the aggregate of the total number of board and committee meetings on which they served during 2006.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee: The current members of the Audit Committee are directors Jesun Paik (Chair), Ki Suh Park, John H. Park, and James P. Staes. The Audit Committee held seventeen (17) meetings in 2006. The Audit Committee operates under a written charter adopted by the board of directors. The charter sets the responsibilities and authorities of the Audit Committee and is available on our website at www.narabank.com.

Each of the members is “independent” as defined by the listing standards of the NASDAQ National Market and rules of the Securities and Exchange Commission (“SEC”). The board of directors has determined that Mr. Jesun Paik satisfies the requirements established by the SEC for qualifications of an Audit Committee financial expert.

The Audit Committee reports to the board of directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process.

Pursuant to its charter, the Audit Committee has the following responsibilities to:

•	Review the quarterly and annual financial reports;

•	Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and

•	Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

In performing its function, the Audit Committee in 2006 has met and held discussions with management and Crowe Chizek, the independent auditors for the Company and its wholly-owned subsidiary, Nara Bank. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

•	Reviewed and discussed the financial statements with management and the independent auditors,

•	Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), and

•

Received a statement of the auditors’ independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed any relationships that may impact the objectivity and independence of Crowe Chizek, and satisfied itself as to their independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Jesun Paik (Chair)

Ki Suh Park

John H. Park

James P. Staes

Nomination and Governance Committee Report

The following Nomination and Governance Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

The members of the Nomination and Governance Committee consist of directors Ki Suh Park (Chair), Chong-Moon Lee, Jesun Paik, John H. Park and Howard Gould. All the members of the Nomination and Governance Committee are “independent” as defined by our policy and the listing standards for the NASDAQ National Market and the rules of the SEC. The Nomination and Governance Committee held ten (10) meetings in 2006. The Nomination and Governance Committee is appointed by the board of directors to assist the board of directors in identifying qualified individuals to become board members, consistent with criteria approved by the board of directors, to determine the composition of the board of directors and to recommend to the board of directors the director nominees for the annual meeting of stockholders. The Nomination and Governance Committee has a charter, a copy of which can be found on our website at www.narabank.com.

It is the policy of the Nomination and Governance Committee to consider director candidates recommended by stockholders. Any such recommendation shall be made in writing and be delivered or mailed to the president of the Company not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, such nominations shall be mailed or delivered to the president of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder:

(a)	The name and address of each proposed nominee.

(b)	The principal occupation of each proposed nominee.

(c)	The total number of shares of capital stock of the Company owned by each proposed nominee.

(d)	The name and address of the notifying stockholder.

(e)	The number of shares of capital stock of the Company owned by the notifying stockholder.

Nominations not made in accordance herewith may not be accepted by the chairman of the meeting, and upon his instructions, all votes cast for each such nominee may be disregarded.

The qualifications the Nomination and Governance Committee will consider in the selection of candidates (regardless of whether such candidates are identified by the Nomination and Governance Committee, management, or stockholders) are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the commercial banking industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the board’s attention, there is the further consideration of whether the individual has the time available to devote to the work of the board of directors and one or more of its committees. Nominees will be screened to ensure each candidate has qualifications that compliment the overall core competencies of the board of directors. A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the board of directors. In making its selection, the Nomination and Governance Committee will bear in mind that the foremost responsibility of a director of the Company is to represent the interests of the stockholders as a whole. The screening process shall include a background evaluation and independence determination.

Except for the requirement that stockholders submit nominees in writing to the president of the Company not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors (except if less than 21 days notice of the meeting is given to stockholders), the process that the Nomination and Governance Committee follows for identifying and evaluating nominees for director is the same whether a candidate is identified by the Nomination and Governance Committee, management or stockholders. In each case, the Nomination and Governance Committee will review each properly submitted nominee.

Historically, the Company has not adopted a formal process for stockholder communications with the board of directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the board of directors has been excellent. During 2006 a formal process for stockholder communication was adopted and posted on the Company’s website at www.narabank.com.

The Company has adopted the Code of Business Conduct and Ethics that applies to all officers and employees, as well as the Director Code of Business Conduct and Ethics which applies to directors, which are both available on our website at www.narabank.com. If the Company makes any substantive amendments to the employee or director versions of the Code of Business Conduct and Ethics or grants any waiver from a material provision of the Code of the Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board of directors. The Company’s compensation and benefit program is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of Nara Bank and Nara Bancorp, Inc.’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be transparent and straightforward for stockholders to understand.

Cash Compensation Paid to Board Members

During January through September of 2006, Company directors who are not also on the Bank board each received $3,000 in quarterly retainer plus $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by telephone conference. Directors who served on both Company and Bank board received $3,000 in monthly retainer from the Bank and did not receive separate fees for also serving on the Company board. The Chairman of the board received $3,400 in monthly retainer from the Bank and did not receive separate fees for also serving on the Company board of directors.

Effective as of October 1, 2006, the board of directors approved the following annual board compensation schedule which is paid in equal monthly installments. Non-Chairmen members of the Bank and Company boards receive a $42,000 annual board membership retainer. The Chairmen of the Bank and Company boards, Mr. Ki Suh Park and Mr. Chong-Moon Lee, respectively, receive a $51,996 annual board membership retainer. Each director receives an additional $12,000 in annual committee membership fees. The committee Chairs (besides the Executive Committee Chair) receive an additional annual retainer in the following amount: $8,004 for the Chair of the Audit Committee and Loan & Credit Policy Committee (which is a Bank committee), and $6,000 for all other committees, with an annual limit of $12,000 for any one director. Directors who are not entitled to life insurance coverage, health insurance coverage and do not participate in the deferred compensation plan, will receive an annual payment of $12,000 of in-lieu payments. The directors also receive reimbursement for expenses, which include reasonable travel expenses to attend board or committee meetings, reasonable outside seminar expenses, and other special board-related expenses.

Stock Options

Directors are granted long-term nonqualified awards upon their appointment to the board of directors. Periodically, the Company reevaluates board compensation which includes the grant of new stock options. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level and experience required by the board of directors. The Company also considers similarly situated banks’ director compensation practices while keeping in mind the compensation philosophy of the Company and the stockholders’ interests.

Options granted under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”) and the Nara Bancorp, Inc. 2001 Nara Bank Continuation 1989 Stock Option Plan (the “1989 Plan”) typically vest over a three year period for the board of directors in equal installments on the grant date anniversary. They are granted with a ten-year term and have an exercise price equal to the fair market value of the Company’s common stock on the date of the grant.

2006 DIRECTOR COMPENSATION TABLE

The following table includes information regarding our outside directors during the fiscal year ended December 31, 2006. Ms. Min J. Kim was appointed as Chief Executive Officer and President on November 27, 2006 and appointed as a director on December 20, 2006 of the Company and Bank boards. She is not reflected in this chart because as an inside director she receives no additional compensation for her service on the board of directors. The description of her compensation is disclosed in the Summary Compensation Table.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)(7)	Total ($)
Howard Gould(8)	36,500	380,481	(9)	0	3,000	419,981

Yong Hwan Kim	12,000	0		2,085	17,533	31,618

Chong-Moon Lee Chairman	48,099	267,841		0	20,502	336,442

Jesun Paik	55,501	0		0	3,000	58,501

John Park	30,501	31,627		4,579	23,743	90,450

Ki Suh Park Vice Chairman	59,999	0		0	3,000	62,999

James P. Staes	27,000	106,099	(10)	0	3,000	136,099

(1)	The Company appointed Mr. Gould and Mr. Staes as a director effective March 13, 2006 and May 26, 2006, respectively. Mr. Ki Suh Park was appointed Vice Chairman of the Company and Chairman of the Bank effective August 9, 2006. Mr. Kim resigned as director effective June 30, 2006.
(2)	Amounts shown include payment of annual retainer fees for the Company and Bank board meetings, committee meeting fees, and chairmanship fees.
(3)	This item represents the amount we have expensed during 2006 under FAS 123R for outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in previous fiscal years and in 2006. Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments.” See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. As of December 31, 2006, each director has the following number of options outstanding: Mr. Gould (140,000), Mr. Kim (0), Mr. Lee (120,000), Mr. Paik (100,000), Mr. John Park (0), Mr. Ki Suh Park (0), and Mr. Staes (60,000).
(4)	Currently, the Company does not offer pension benefits for its directors. Therefore, this column reflects only the above-market earnings on director compensation deferral plans in which the director participates. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the Bank’s 9% (for 2006) interest, compounded quarterly, credited by the company on compensation deferred by the director under the deferred compensation plan. Mr. John Park is the only director who has a grandfathered right to participate in the Bank’s deferred compensation plan. No other current or future director has the right to participate in the Bank’s deferred compensation plan. When former director Mr. Kim resigned from the board, the Bank disbursed his entire deferred compensation account balance to him.
(5)	Amounts include payments received in lieu of life insurance coverage, payment for health insurance coverage, and deferred compensation:
•	$3,000 for Mr. Gould
•	$3,000 for Mr. Paik

•	$3,000 for Ki Suh Park
•	$3,000 for Mr. Staes
(6)	Amount includes imputed value of split dollar life insurance agreements:
•	$1,139 for Mr. John Park

Mr. John Park is the only director who has a grandfathered right to receive life insurance coverage.

(7)	Amounts include payments received for health insurance premiums:
•	$17,533 for Mr. Kim
•	$20,502 for Mr. Lee
•	$22,604 for Mr. John Park

Mr. Lee and Mr. John Park are the only current directors who have a grandfathered right to receive health insurance (medical/dental) coverage.

(8)	The Company accrued $55,000 under the contract with Carpenter and Company for strategic consulting services during 2006, where Mr. Gould serves as Vice Chairman (See “Certain Relationships and Related Transactions”).
(9)	Mr. Gould was granted 140,000 long-term nonqualified awards upon his appointment to the board of directors.
(10)	Mr. States was granted 60,000 long-term nonqualified awards upon his appointment to the board of directors.

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resource and Compensation Committee (the “HRC Committee”) of the board of directors has strategic and oversight responsibility for the overall compensation and benefits programs of the Company. Such responsibilities include establishing, implementing and monitoring the compensation structure, policies, and programs of the Company. The HRC Committee is responsible for assessing and approving the total compensation structure paid to the Chief Executive Officer (“CEO”) and all Executive Vice Presidents, currently the Chief Financial Officer (“CFO”) and the Chief Credit Officer (“CCO”). The Committee also reviews the CEO’s compensation recommendations for NEOs (See “Who are the Named Executive Officers?”), other than herself. Thus, the HRC Committee is responsible for determining whether the compensation paid to each of the NEOs is fair, reasonable and competitive, and whether it serves the interest of the Company’s stockholders. The HRC Committee’s Chair regularly reports to the board of directors on HRC Committee actions and recommendations. The HRC Committee has authority to retain (at the Company’s expense) outside counsel, compensation consultants, and other advisors to assist as needed.

With respect to the NEOs, this Compensation Discussion and Analysis (“CD&A”) identifies the Company’s current compensation philosophy and objectives and describes the various methodologies, polices and practices for establishing and administering the compensation programs of the NEOs.

Compensation Philosophy and Objectives

The HRC Committee believes that the most effective executive compensation programs are those that align the interests of the executive with those of the Company’s stockholders. The HRC Committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short and long-term strategic objectives. Although the HRC Committee believes that a significant percentage of executive pay should be based on the principles of pay for performance, it also recognizes that the Company must have the ability to attract highly talented executives. A very important objective of the HRC Committee is to ensure the compensation programs of the NEOs are competitive as compared to similar positions within comparable companies. For this reason, the HRC Committee considers pay practices of the companies it competes with in the market for executive talent.

The Company’s executive compensation programs are designed to provide:

•	levels of base compensation that are competitive with comparable companies;

•	annual incentive compensation that varies in a consistent manner with the achievement of individual performance objectives and financial results of the Company; and

•	long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation programs, the HRC Committee attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below. The HRC Committee considers the pay practices of comparable companies (as indicated by the market data from sources defined below) to determine the appropriate pay mix and compensation levels. With respect to performance-based pay, the HRC Committee believes that executive compensation should be closely tied to financial and operational performance of the Company, as well as to the individual performance and responsibility level of the NEOs. The HRC Committee also believes there should be an equity-based component because it best aligns the NEOs’ interests with those of the Company’s stockholders. For purposes of retention, the HRC Committee believes that the equity-based compensation should have meaningful conditions to encourage valued employees to remain in the employ of the Company. A supplemental executive retirement plan and other forms of executive pay (e.g., executive perquisites and change in control severance arrangements) are currently being considered by the HRC Committee for senior executives, including the NEOs, to attract, retain and motivate highly qualified executives.

Methodology for Establishing Compensation

The HRC Committee is comprised of three independent directors that satisfy the NASDAQ listing requirements and relevant Internal Revenue Service, National Association of Securities Dealers and SEC regulations. There are no interlocking relationships between any member of our HRC Committee and any of our NEOs.

The HRC Committee is responsible for approving the compensation of the CEO, CFO and CCO, however; the board of directors has the discretion to make adjustments as it deems appropriate. No member of management, or the CEO, has any involvement in any discussions with the board of directors or the HRC Committee regarding the compensation of the CEO.

The CEO is responsible for reviewing the performance of the other NEOs and providing recommendations to the HRC Committee with regard to their compensation. The HRC Committee is responsible for approving the total compensation (base salary, annual bonus and long-term incentive equity awards) of the CFO and CCO, and reviews and ratifies the CEO’s recommendations on the other NEOs. The HRC Committee and the board of directors have the ultimate authority to modify any part of the compensation package for any of the NEOs, subject to the provisions of any written employment agreement.

Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, and long-term incentive equity awards. The HRC Committee evaluates the mix between these three elements based on the pay practices of comparable companies. To ensure that compensation levels are reasonably competitive with market rates, the HRC Committee engaged John, Parry and Alexander (“JPA”), a human resource consulting firm, in 2005, to provide an independent analysis of the Company’s executive compensation policies and practices and provide analyses on the pay practices of comparable companies. Prior to that time, the levels of compensation were based on internally developed information, including informal surveys, and was more subjective in nature.

As part of the compensation evaluation process, we are continuing to work on developing a written policy statement to support the new program. Once complete, we will provide extensive training to the Company and Bank managers to ensure ongoing maintenance of both internal equity and external competitiveness.

Market compensation data was derived from the following resources:

•	2005 California Bankers Association Compensation and Benefits Survey conducted by Perry-Smith, LLP. Data was compiled using banks with assets over $1 billion in the Los Angeles region.

•

2005-2006 Financial Institutions Benchmark Compensation Report produced by Watson Wyatt. Data was compiled using banks with assets between $2 billion and $9.9 billion and located in the west coast region, as appropriate.

•

Economic Research Institute compensation data base by location, industry and size. America’s Community Bankers 32nd Annual Compensation Survey. Data was compiled using banks with assets over $1 billion by region.

•	2005 Mercer Benchmark Database -West Coast Metropolitan Areas Survey Report. Data compiled from Los Angeles region companies.

•	2005 proxy information from Hanmi Financial Corporation, Center Financial Corporation, and Wilshire Bancorp, Inc.

2005 data was aged to April 2006, using a 4% adjustment factor, where appropriate. The Company’s philosophy is to set total compensation above the market median, as employees for the Korean-American market are in great demand and short supply. However, all portions of total employee compensation (which includes base salary, profit sharing amounts, mid-year bonus, year-end bonus, and perquisites, to the extent applicable) may be modified in the sole discretion of the HRC Committee and the board of directors, except as is required in an employment agreement. Not all market compensation sources have equivalent values for market median; therefore, we consider all data and median levels resources, some more than others depending on the circumstances, rather than relying on any one source.

The HRC Committee strives to be fully informed in its determination of the appropriate compensation mix and award levels for the NEOs. For this reason, the HRC Committee carefully considers the opinions and recommendations of the CEO, JPA and outside counsel. Compensation decisions are made with consideration of the HRC Committee’s guiding principles of fairness to employees, retention of talented executives and fostering improved Company performance which will ultimately benefit the Company’s stockholders. With respect to the NEOs, the following describes in detail the objectives and polices underlying the various elements of the compensation mix:

Base Salary

It is the Company’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations based on each employee’s experience, performance, and geographic location. Generally, the Company has chosen to position total cash compensation (which includes base salary and mid-year and year-end bonus, to the extent applicable) above the market median in order to remain competitive in attracting and retaining executive talent.

Each fiscal year, the HRC Committee determines the target total annual cash compensation (salary and bonuses) for each NEO. Based on the market surveys and several other factors, the HRC Committee determines the appropriate allocation between salary and bonus for each NEO. There is a wide-variety of factors the HRC Committee considers in determining pay levels, as opposed to the decisions being solely based on market pay practices. The HRC Committee considers a combination of the individual executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility, internal relationships or comparisons, and the current compensation package in place for that executive, including the executive’s current annual base salary (plus mid-year and year-end bonus, if applicable) and potential bonus awards under the Company’s profit sharing plan (whereby a bonus pool is approved by the board of directors at the beginning of each fiscal year, and monies are accrued quarterly according to a predetermined formula (see below in “Annual Bonus” section for further discussion)).

The HRC Committee generally evaluates executive salaries annually. The most recent analysis of the executive compensation of the NEOs indicated that base salaries for the NEOs were generally positioned above the market median in 2006 and in 2007 and compensation will continue to be set above market median.

Perquisites

The CEO receives a car allowance of $1200 per month (prior to her appointment as CEO and President, she received $900 per month), a gas allowance of up to $200 per month, and a cell phone allowance of up to $300 per month (prior to her appointment as CEO and President, she received an allowance up to $100 per month). The prior CEO, Ho Yang, received the use of a Company vehicle, which was valued at $3,590 during his tenure in 2006. The CFO and CCO receive a car allowance of $900 per month, a gas allowance of up to $200 per month, and a cell phone allowance of up to $100 per month. The other NEOs, Ms. Kyu Kim, Ms. Penich and Ms. Hyun receive a car allowance of $700 per month, a gas allowance of up to $200 per month, and a cell phone allowance of up to $100 per month.

Annual Bonus

The Company intends to continue its strategy of compensating the NEOs through programs that emphasize performance-based incentive compensation. In 2006, the Company had a performance-based profit sharing plan to determine annual bonuses for the NEOs, except for the CFO who has an employment agreement.

The amount included in the 2006 profit sharing plan was calculated based on the Company’s profitability during the fiscal year. The determination of how profit sharing will be allocated and paid to each NEO is recommended by the CEO with approval by the HRC Committee and ultimately the board of directors. After the completion of each NEO’s annual performance evaluation, the CEO makes a recommendation to the HRC Committee as to the appropriate profit sharing allocation for each person. The allocation of the 2006 bonus accrual, which was paid in March 2007, was determined based on relative performance and contribution to the financial results of the Company by each NEO. Normally the CEO would be awarded profit sharing based on a bonus calculation formula in her Employment Agreement, however; since Ms. Min J. Kim was appointed on November 27, 2006, she did not have an employment agreement during 2006, and furthermore, was not eligible to receive profit sharing in 2006, as CEO, under the terms of her appointment by the board of directors. Instead, Ms. Kim participated in the profit sharing plan under her former title, namely EVP, Acting President and Chief Operating Officer, with the HRC Committee making the decision as to her profit sharing amount.

The CFO has an employment agreement which defines the calculation of his annual bonus. Mr. Kang is entitled to 2% of Company’s consolidated pre-tax earnings in excess of 20% of Company’s consolidated previous year-end stockholder’s equity, excluding any unrealized gain (loss). However, Mr. Kang’s bonus is capped at 75% of base salary, or $172,500, in 2006.

A new 2007 Performance Incentive Plan (“PIP”) is being developed to recognize and reward executive officers and other employees, including the NEOs, who contribute meaningfully to an increase in stockholder value, profitability, and customer satisfaction. The new plan will more specifically define corporate and individual goals, establish bonus award ranges for each level of management, and measure performance against the agreed upon goals in determining the bonus award. The PIP will be administered by the HRC Committee, in consultation with the CEO.

Long-Term Incentive Awards

Long-term incentive equity awards are the third component of the Company’s total compensation package. The HRC Committee believes that equity-based compensation ensures that the Company’s officers have a continuing stake in the long-term success of the Company. During the Company’s history, long-term incentive equity awards have been granted every few years to aid in retention and increase officers’ ongoing commitment to the Company. The Company will continue to periodically review best practices and re-evaluate whether more frequent grants would be consistent with other similarly situated banks and in keeping with the compensation philosophy of the Company and with the stockholders’ interests.

The Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”) provides for a variety of equity awards. Due to our need to incorporate the latest regulations and requirements as well as a desire to authorize additional shares, the Company engaged the services of Manatt, Phelps and Phillips, LLP, a professional law firm, to conduct research and provide information regarding current trends in equity incentive plans as well as various regulatory requirements of such plans. After review and evaluation of all information provided to the HRC Committee regarding equity incentive plans, and taking into consideration our compensation philosophy and objectives, in March 2007, the HRC Committee recommended to the board of directors and the board of directors approved a new proposed Nara Bancorp, Inc. 2007 Equity Incentive Plan for approval by the stockholders. The proposed plan is described in detail as Proposal No. 3 in the proxy statement and is attached as Appendix B.

As result of the new accounting rules under Financial Accounting Standard No. 123R, starting in August 2006, the HRC Committee varied from its historical equity compensation practice of awarding stock options exclusively. Restricted units were also used on the premise that they are less dilutive and typically results in a lower charge to earnings.

To retain our management team and to attract outside talent, the HRC Committee authorized and awarded restricted units to Senior Vice Presidents and below, except for Ms. Hyun, Ms. Kyu Kim and Ms. Penich, all of whom were members of the Executive Committee at the time. The Executive Committee, which was dissolved in favor of a broader Senior Management Committee in February 2007, included all the NEOs. In lieu of the board of director’s consideration of a supplemental executive retirement plan for the NEOs, no restricted units were awarded to the NEOs during 2006. The Company has not yet approved or implemented a supplemental executive retirement plan for the NEOs.

Ms. Min J. Kim was granted 90,000 stock options upon her appointment to be President and CEO of the Company. The stock options vest equally over three years on each anniversary date. (See “Timing of Grants of Options and Restricted Units.”)

Options granted under the 2000 Plan typically vest (in equal installments on each anniversary of the grant date) over a five year period for officers and a three year period for directors, are granted with a ten-year term and have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Restricted units typically have a three year cliff vesting period, which means that the all units vest on the third year anniversary of the grant date. The shares of restricted units are held in book entry form with our transfer agent until restrictions lapse and the participant pays taxes on the shares. The restricted units cannot be sold or transferred until the shares vest. Should a director or NEO leave the Company prior to the completion of the vesting schedule, the unvested portion of the grant is forfeited.

Change in Control & Severance Arrangements

Other than the CEO and CFO, none of the other NEOs have change in control or other severance arrangements, plans, or contracts with the Company.

On April 3, 2007, the board of directors approved an employment agreement with Min J. Kim. The CEO Agreement provides for a severance in the amount of twelve (12) months base salary if she is terminated during the initial term of the agreement, unless her employment is terminated for cause, by death, by disability, or as part of a change in control. Also, if Ms. Kim’s position is eliminated or her duties materially changed as a result of change in control of the Company, she is entitled to receive twelve (12) months base salary and a pro-rata share of her bonus as if she reached 100% of her goals, as severance, and all unvested options granted under her employment agreement will automatically vest. If there were a change in control on December 31, 2006 and Ms. Kim’s employment was terminated, she would have received a $0 severance payment.

The CFO has an employment letter, dated June 29, 2005, that specifies that in the event his position is eliminated or his duties are substantially changed as a result of a change in control of the Company, he will receive twelve (12) months of base salary. Mr. Kang’s employment agreement also calls for the payment of severance in the amount of twelve (12) months of base salary, if he is terminated without cause during the initial two years of his employment with the Company (the two years expires on July 28, 2007). Mr. Kang’s stock options were granted under the 2000 Plan which contains a provision for automatic vesting upon a change in control. If there were a change in control on December 31, 2006 and Mr. Kang’s employment was terminated, he would have received a $230,000 severance payment.

Employment Agreements

On October 31, 2006, Ms. Min J. Kim, the Acting President, was appointed President and Chief Executive Officer of the Company and the Bank, subject to regulatory approval. Regulatory approval occurred on November 27, 2006. Ms. Kim will be compensated for her services based on the terms of her employment agreement dated April 3, 2007 and effective April 11, 2007 upon regulatory approval. Ms. Kim’s employment agreement, carries a three (3) year initial term, and provides for a yearly base salary of $325,000, with a target bonus of between 50% to 125% of annual base salary. Her bonus, to be paid in cash, will be dependent on goal attainment, as set by the Board, with a 75% bonus if she meets 100% goal attainment. In addition, Ms. Kim will be entitled to an automobile allowance of $1,200 a month, reimbursement for membership in the Jonathan Club and payment of reasonable business related expenses. It also provides for a severance in the amount of twelve (12) months base salary if she is terminated during the initial term of the agreement, unless her employment is terminated for cause, by death, by disability, or as part of a change in control. Also, if Ms. Kim’s position is eliminated or her duties materially changed as a result of change in control of the Company, she is entitled to receive twelve (12) months base salary and a pro-rata share of her bonus as if she reached 100% goal attainment, as severance. Pursuant to her employment agreement, Ms. Kim was granted the option to purchase 90,000 shares of the Company’s common stock. The terms of these stock options were subject to the terms and conditions set forth in the 2000 Plan. The options will vest in equal amounts over three (3) years, starting one year after the date of the grant. The grant is discussed below in the “Timing of Grants of Options and Restricted Units.”

Ho Yang was appointed President and Chief Executive Officer of the Company and the Bank pursuant to an employment agreement dated October 1, 2004. Mr. Yang resigned effective March 15, 2006 from all positions with the Company. Mr. Yang’s employment agreement provided for an initial term of three (3) years starting February 4, 2005. The employment agreement provided for a base salary of $275,000 in the initial year, profit sharing equal to 4% of the Company’s consolidated pretax earnings in excess of 20% of the Company’s consolidated previous year-end’s stockholders equity excluding unrealized gain (loss) capped at 100% of his base salary, a company owned and insured vehicle (2005 Audi A8), four weeks of paid vacation per year, and payment of business-related expenses. Pursuant to his employment agreement, Mr. Yang was granted the option to purchase 120,000 shares of the Company’s common stock. The terms of these stock options were subject to the terms and conditions set forth in the 2000 Plan. The options vested in equal amounts over three (3) years, starting one year after the date of the grant. 40,000 options vested by his resignation date, which were not exercised and expired on June 15, 2006.

Alvin D. Kang was appointed Executive Vice President and Chief Financial Officer of the Bank and the Company pursuant to the terms of his employment offer letter dated June 29, 2005. It provides for a base salary of $230,000 per year, plus profit sharing equal to 2% of the Company’s consolidated pretax earnings in excess of 20% of the Company’s consolidated previous year-end’s stockholders equity excluding unrealized gain (loss) with the amount of profit sharing capped at 75% of base salary (for 2006 the profit sharing amount, based on the cap, was $172,500), an automobile allowance, and three (3) weeks of paid vacation per year (Effective as of

October 1, 2006, the board approved a new version of the vacation schedule for executive vice presidents which provides for four (4) weeks (20 days) of paid vacation per year for the first ten (10) years of employment, and for every additional year of employment one (1) additional day per year with a cap of 25 days.) It also provides for a severance in the amount of twelve months (12) base salary if the Company terminates his employment without cause during the first two (2) years of his employment. He is not entitled to any severance if the Company terminates his employment for cause, death or disability. Also, if Mr. Kang’s position is eliminated or his duties substantially changed as a result of change in control of the Company, he is entitled to receive twelve months base salary as severance. The board of directors granted Mr. Kang the option to purchase 80,000 shares of the Company’s common stock, which will vest annually in equal parts over five (5) years, starting on the first anniversary of his employment (which is also the grant date). The terms of these stock options are subject to the terms and conditions set forth in the 2000 Plan.

Except as described above, neither the Company nor Nara Bank has entered into any other written employment agreements with any of their respective NEOs.

Deferred Compensation

In 1996, the Bank established a deferred compensation plan that permitted eligible officers and directors to defer a portion of their compensation in order to retain qualified executives and directors. In July 1996, Ms. Min J. Kim and Mr. John Park entered into a deferred compensation agreement with the Bank. Currently, Ms. Kim is the only NEO and Mr. Park is the only director who has a right to participate in the Bank’s deferred compensation plan. The deferred compensation plan has not been open to officers and directors of the Company since 1996. No withdrawals or distributions were made to Ms. Kim and Mr. Park in 2006.

Ms. Kim has elected to defer $10,000 of her annual profit sharing bonus payment. However, according to the deferred compensation agreement, she may change the amount, frequency and duration of any of her deferrals by filing a new election form with the Company which will be effective starting the following year. The agreement is silent with respect to limitations on the type of compensation permitted to be deferred and the amount of deferrals.

Ms. Min J. Kim is paid quarterly interest on her deferred compensation balance at an annual rate, compounded quarterly, at the average prime rate plus .25% for the same period. In 2006, as discussed in the Deferred Compensation Table, Ms. Min J. Kim deferred $10,000 and accrued $12,040.95 in interest on her accumulated deferred compensation amount under her 1996 deferred compensation agreement.

According to the deferred compensation agreement, the total account balance will be paid out, upon the earlier of the following events: her departure from Company, her death, her disability, a change in control event, or her normal retirement date (defined as 60 years of age). A change in control means the transfer of 51% or more of the Company’s outstanding voting common stock followed within twelve (12) months by the executive’s termination of employment for reasons other than death, disability or retirement.

Timing of Grants of Options and Restricted Units

In fiscal year 2006, the board of directors approved a stock option grant to Ms. Min J. Kim. None of the other NEOs were granted equity awards. The board of directors approved the granting of 90,000 stock options on October 31, 2006 as part of her appointment to CEO and President of the Company. Ms. Kim’s appointment was not effective until it was approved by Bank regulators, on November 27, 2006. Thus Ms. Kim’s first day as CEO and the date of grant for her stock options was November 27, 2006. The closing price on the grant date for Ms. Kim’s stock options was $19.65.

It is the HRC Committee and the board of directors’ practice to use the date it approves equity grants for purposes of establishing the “grant date” for stock options and restricted units except in certain instances as described in the following sentences. In some cases, the grant date is a date later than the actual meeting date of the HRC Committee or board of directors, for instance in the case where regulatory approval is required before an appointment or grant may be made, the grant date would be the date of regulatory approval. Also, the HRC Committee is sometimes asked to approve the grant of equity in advance of the start date of a senior officer, in such cases, the grant date would be the first date of employment for such new employee. In all instances, the exercise price for stock options are set at the closing price of the Company’s common stock on the grant date.

Stock Ownership Guidelines

Stock ownership guidelines for the NEOs have not been implemented by the HRC Committee. The HRC Committee, however, will continue to periodically review best practices and re-evaluate whether stock ownership guidelines are consistent with the compensation philosophy of the Company and with the stockholders’ interests.

Tax Deductibility of Executive Officer Compensation

Code section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit. The Company plans to comply with the requirements of Section 162(m). Accordingly, all performance based grants made under Company plans in fiscal year 2006 qualify for the corporate tax deduction, and prospectively, the HRC Committee will continue to carefully consider the impact of Code section 162(m) in determining the appropriate pay mix and compensation levels for the NEOs.

EXECUTIVE COMPENSATION

Human Resources and Compensation Committee Report

The following report does not constitute soliciting material and should not be deemed incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent we may specifically incorporate the information contained in this report by reference thereto.

The members of the Human Resources and Compensation Committee consist of directors Chong-Moon Lee (Chair), Ki Suh Park, and Jesun Paik. All the members of the Human Resources and Compensation Committee are “independent” as defined by our policy and the listing standards for NASDAQ National Market. Ten (10) meetings of the Human Resources and Compensation Committee were held during 2006. The purpose of the Human Resources and Compensation Committee (“HRC Committee”) is to assist the board of directors in discharging its responsibilities relating to compensation of the Company’s directors and officers; and unless awarded by the full board, to make awards under the incentive-compensation plans and equity based-plans. The HRC Committee has a charter, a copy of which can be found on our website at www.narabank.com.

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement, with management and based on the review and discussions, it has recommended to the board of directors that the CD&A be included in the Company’s annual report on Form 10-K and proxy statement.

Respectfully submitted by the members of the Human Resources and Compensation Committee of the board of directors:

CHONG-MOON LEE (Chair)

KI SUH PARK

JESUN PAIK

2006 SUMMARY COMPENSATION TABLE

The following table includes information concerning the compensation paid to or earned by our NEOs listed in the table for the one year period ended December 31, 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)-(12)		Total ($)
Min J. Kim Chief Executive Officer	2006	$172,303	$22,873	$88,508		$172,500	$4,045	$20,621		$480,850

Ho Yang	2006	$57,292	$0	$22,874	(14)	$0	—	$2,298	(15)	$82,464
Former Chief Executive Officer(13)

Alvin D. Kang Chief Financial Officer	2006	$230,000	$0	$97,448		$172,500	—	$23,393	(16)	$523,341

Bonita I. Lee Chief Credit Officer	2006	$145,833	$20,417	$65,593		$172,500	—	$18,986		$423,329

Kyu S. Kim Regional Manager	2006	$121,936	$17,071	$17,280		$90,000	—	$16,516		$262,803

Myung H. Hyun Chief Operations Administrator	2006	$117,563	$16,720	$30,720		$80,000	—	$16,910		$261,913

Jasna Penich Chief Risk Officer	2006	$136,000	$19,280	$25,708		$60,000	—	$17,076		$258,064

(1)	Amounts include amounts deferred under our 401(k) Plan. Under the 401(k) Plan, a participating employee can elect to have from 1% to 90% of his or her earnings (which include regular semi-monthly paycheck amounts) reduced on a pre-tax basis and contributed to this plan. We make a matching contribution equal to 100% of the first 3% of an employee’s semi-monthly paycheck amount and 50% of the next 2% of an employee’s semi-monthly paycheck amount. Mid-year and year-end bonus, profit sharing bonus, severance payments, company provided vehicle value, stock option exercise income, and prize values are excluded from the 401(k) Plan.
(2)	Amounts shown are for mid-year and year-end bonuses. These bonuses are calculated as a percentage of base salary and are determined by the board.
(3)	This item represents the amount we have expensed during 2006 under FAS 123R for outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in previous fiscal years and in 2006. Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments.” See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.
(4)	Amounts shown are for services rendered during the year indicated, but were typically paid in the subsequent year. The amounts shown represent earnings paid from the profit sharing plan, as described in the CD&A.
(5)

Although the Bank has a 401(k) Plan and Employee Stock Ownership Plan, both of these plans are qualified defined contribution plans which are excluded from this column. Therefore, this column reflects only the above-market earnings on the employee salary deferral plans in which the NEOs participate. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the

Bank’s 9% (for 2006) interest, compounded quarterly, credited by the Bank on salary deferred by the NEO under the deferred compensation plan, as described in the CD&A. Ms. Min J. Kim is the only NEO who currently participates in the Company’s deferred compensation plan.

(6)	Amounts include our matching contribution to the participant’s account under our 401(k) Plan in the following amounts:
•	$5,892 for Ms. Min J. Kim
•	$2,298 for Mr. Yang
•	$8,073 for Mr. Kang
•	$4,667 for Ms. Lee
•	$4,659 for Ms. Kyu Kim
•	$5,048 for Ms. Hyun
•	$5,786 for Ms. Penich
(7)	Amounts include premiums paid for group term life insurance policies in the following amounts:
•	$214 for Ms. Lee
•	$188 for Ms. Kyu Kim
•	$300 for Ms. Hyun
(8)	Amounts include an auto allowance in the following amounts:
•	$11,005 for Ms. Min J. Kim
•	$10,800 for Mr. Kang
•	$10,800 for Ms. Lee
•	$8,400 for Ms. Kyu Kim
•	$8,400 for Ms. Hyun
•	$8,400 for Ms. Penich
(9)	Amounts include meal allowances in the following amounts:
•	$240 for Ms. Min J. Kim
•	$240 for Mr. Kang
•	$240 for Ms. Lee
•	$240 for Ms. Kyu Kim
•	$240 for Ms. Hyun
•	$240 for Ms. Penich

The Bank discontinued meal allowance for all first vice presidents and above during the first quarter of 2006.

(10)	Amount includes imputed value of split dollar life insurance agreements:
•	$214 for Ms. Lee
•	$188 for Ms. Kyu Kim
•	$300 for Ms. Hyun
(11)	Amount includes cell phone usage charges:
•	$1,313 for Ms. Min J. Kim
•	$796 for Mr. Kang
•	$853 for Ms. Lee
•	$1,050 for Ms. Kyu Kim
•	$1,012 for Ms. Hyun
•	$770 for Ms. Penich
(12)	Amount includes auto gasoline costs:
•	$2,171 for Ms. Min J. Kim
•	$2,284 for Mr. Kang
•	$2,212 for Ms. Lee
•	$1,979 for Ms. Kyu Kim
•	$1,910 for Ms. Hyun
•	$1,880 for Ms. Penich
(13)	Mr. Yang commenced his employment as the Company’s President and Chief Executive Officer on February 4, 2005 and resigned effective March 15, 2006.

(14)	Mr. Yang’s forfeited his 40,000 vested options, which expired three months after his resignation effective date.
(15)	The aggregate value of Mr. Yang’s perquisites was less than $10,000 and therefore was not included in this column.
(16)	Amount includes $1,200 to Mr. Kang he received in lieu of medical insurance coverage.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information about the options granted during or for the fiscal year ended December 31, 2006 to each of our NEOs.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ / Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Min J. Kim Chief Executive Officer	11/27/06	90,000	(1)	$19.65	$803,750	(4)

Ho Yang Former Chief Executive Officer	—	—		—	—

Alvin D. Kang Chief Financial Officer	—	—		—	—

Bonita I. Lee Chief Credit Officer	—	—		—	—

Kyu Kim Regional Manager	—	—		—	—

Myung H. Hyun Chief Operations Administrator	—	—		—	—

Jasna Penich Chief Risk Officer	—	—		—	—

(1)	Terms of outstanding nonqualified stock options are for a period of ten years from the date the option is granted. Options may be exercised during a period not to exceed three (3) months following the termination of an optionee’s continuous service to the Company for any reason other than disability or death. If an optionee becomes disabled or dies during his or her service to the Company, said optionee shall have a period not to exceed twelve (12) months following the date of termination to exercise their options.
(2)	Under the 1989 and 2000 Plan, the exercise price per share for an incentive stock option must be at least equal to the fair market value of the common stock at the date of grant. The exercise price may be paid in cash or stock.
(3)	Amount represents the full grant date value calculated utilizing the provisions of Statement of Financial Accounting Standards (“FSAS”) No. 123R, “Share-Based Payments.” See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.
(4)	Upon the approval of her appointment as CEO, Ms. Kim received nonqualified options to purchase 90,000 shares of the Common Stock of the Company with a grant price equal to $19.65, which was the closing price of the Company’s Common Stock on NASDAQ on the grant date.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table includes information about the value of all unexercised options previously awarded to the NEOs at the fiscal year ended December 31, 2006. The number of options held at December 31, 2006 includes options granted under the 2000 Plan.

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)		Option Expiration Date
Name	Exercisable	Unexercisable
Min J. Kim	30,000			$1.29	08/20/07	(4)
Chief Executive Officer	72,000	48,000		$8.64	05/28/13	(4)
		90,000		$19.65	11/27/16	(3)

Ho Yang Former Chief Executive Officer

Alvin D. Kang	16,000	64,000		$15.54	07/29/15	(4)
Chief Financial Officer

Bonita I. Lee Chief Credit Officer	24,000 4,000 4,000	16,000 16,000 16,000	$ $ $	8.64 14.53 15.54	05/28/13 04/21/15 07/29/15	(4) (4) (4)

Kyu Kim	16,000	8,000		$5.75	05/29/12	(4)
Regional Manager

Myung H. Hyun	36,000	24,000		$8.64	05/28/13	(4)
Chief Operations Administrator

Jasna Penich	6,667	13,333		$14.11	05/10/15	(3)
Chief Risk Officer

(1)	Terms of outstanding stock options are for a period of ten years from the date the option is granted. Options may be exercised during a period not to exceed three (3) months following the termination of an optionee’s continuous service to the Company for any reason other than disability or death. If an optionee becomes disabled or dies during his service to the Company, said optionee shall have a period not to exceed twelve (12) months following the date of termination to exercise their options.
(2)	Under the terms of the 1989 and 2000 Plans, the exercise price per share for an incentive stock option must be at least equal to the fair market value of the common stock at the date of grant. The exercise price may be paid in cash or stock.
(3)	Options vest in equal annual installments on each anniversary date over a period of three (3) years commencing on the date of the grant.
(4)	Options vest in equal annual installments on each anniversary date over a period of five (5) years commencing on the date of the grant.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

The following table includes information about the options exercised by the NEOs during the fiscal year ended December 31, 2006.

Option Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)
Min J. Kim	16,656	(1)	294,811
Chief Executive Officer

Ho Yang Former Chief Executive Officer	—		—

Alvin D. Kang Chief Financial Officer	—		—

Bonita I. Lee Chief Credit Officer	—		—

Kyu S. Kim Regional Manager	—		—

Myung H. Hyun	10,656	(1)	178,595
Chief Operations Administrator

Jasna Penich Chief Risk Officer	—		—

(1)	Represents shares granted under the 1989 Plan.

2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table includes information about deferred compensation during the fiscal year ended December 31, 2006 by Ms. Min J. Kim, who is the only NEO who currently participates in the Company’s deferred compensation plan. Please see the CD&A for a full narrative description of the deferred compensation plan for executives.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Min J. Kim Chief Executive Officer	$10,000	$0	$12,041	$0	$147,220

Ho Yang Former Chief Executive Officer	—	—	—	—	—

Alvin D. Kang Chief Financial Officer	—	—	—	—	—

Bonita I. Lee Chief Credit Officer	—	—	—	—	—

Kyu S. Kim Regional Manager	—	—	—	—	—

Myung H. Hyun Chief Operations Administrator	—	—	—	—	—

Jasna Penich Chief Risk Officer	—	—	—	—	—

(1)	The earnings on the employee deferred salary plans are calculated based on the total amount of interest payments made. See the Summary Compensation Table for the above-market portion of those interest payments in 2006.

Broad-Based Benefits Programs

The NEOs are entitled to participate in the benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, paid vacation, the Employee Stock Ownership Plan, and the Company contributions to the 401(k) Plan.

Each full time employee is eligible to participate in Nara Bank’s 401(k) Plan once they have completed the first three months of employment. The Bank makes a matching contribution equal to 100% of the first 3% of an employee’s semi-monthly paycheck amount and 50% of the next 2% of an employee’s semi-monthly paycheck amount. Mid-year and year-end bonus, profit sharing bonus, severance payments, company provided vehicle value, stock option exercise income, and prize values are excluded from the 401(k) Plan.

Each full time employee is eligible to participate in the Nara Bank’s Employee Stock Ownership Plan, once they have completed at least 1000 hours of service in the first 12 months of employment. An employee’s participation shall be retroactive to the first day of the plan year in which the service requirement is met. Each year the board of directors decides how much to contribute to the plan, based on Nara Bank’s financial performance and condition. There was no contribution for 2006.

The contribution for each year is divided among the eligible participants. An employee’s allocation is based on the total covered compensation received for the entire plan year. The plan is 100% employer-funded. The current plan was amended in October 2006, to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001. One amendment accelerated the vesting schedule by one year, as of January 1, 2007, as discussed below.

As of January 1, 2007, the following vesting schedule applies:

Less than two years of service	0% vested
Two years of service	20% vested
Three years of service	40% vested
Four years of service	60% vested
Five years of service	80% vested
Six or more years of service	100% vested

Administrative Policies and Practices

To evaluate and administer the compensation practices of the CEO and other NEOs, the HRC Committee meets a minimum of four (4) times a year prior to regularly scheduled board of directors meetings. The HRC Committee also holds “special” meetings and meets telephonically to discuss extraordinary items (such as, the hiring or dismissal of a NEO). For fiscal year 2006, the HRC Committee met a total of ten (10) times (includes regularly scheduled HRC Committee meetings, special meetings and telephonic meetings). At the end of all meetings, executive sessions are conducted as necessary. As noted above, the HRC Committee members conferred with JPA, its compensation consultant, and outside counsel regarding various compensation matters.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans by type as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average Exercise Price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,390,250	$11.87	228,910
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,390,250	$11.87	228,910

Human Resources and Compensation Committee Interlocks and Insider Participation

No member of the board’s Human Resources and Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our board of directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the board’s Human Resources and Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approving Related Persons Transactions

We conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be reviewed by the Nomination and Governance Committee and ultimately reviewed and approved by the Company’s board of directors. As required under its charter, the Nomination and Governance Committee is responsible for reviewing each director's independence (according to NASDAQ standards) and for making recommendations to the full board based on its findings. The Nomination and Governance charter can be found on our website at www.narabank.com.

Our Code of Business Conduct and Ethics for employees requires employees who may have a potential or apparent conflict of interest to notify their supervisor or the general counsel. Our Directors Code of Business Conduct and Ethics requires directors to notify the chair of the Nomination and Governance Committee.

A potential conflict exists whenever an individual has an outside interest—direct or indirect—which conflicts with the individual’s duty to the Company or adversely affects the individual’s judgment in the discharge of his or her responsibilities at the Company. The appearance of a conflict of interest may be just as damaging to our reputation as a real conflict of interest.

Prior to consideration, our board of directors requires full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. The board then determines whether the terms and conditions of the transaction are more or less favorable to the Company than those offered by unrelated third parties. Once the board determines that the terms and conditions are substantially similar to those offered by unrelated parties, the transaction must be approved by a majority of the independent directors entitled to vote on the matter with the interested director abstaining.

All of the transactions reported below were approved by our board of directors in accordance with these policies and procedures, and we believe that the terms of these transactions were not less favorable to us as those we could have obtained from unrelated third parties. The employee and director Code of Conduct and Ethics can be found on our website at www.narabank.com.

To identify related party transactions, each year, we submit and require our directors and NEOs to complete Director and Officer Questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. Directors and NEOs are expected to notify the Legal Department of any updates to the information supplied in the questionnaire occurring after the date of its completion.

There are no existing or proposed material transactions between the Company or Nara Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.

Some of the directors and officers of the Company and/or the Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, Nara Bank in the ordinary course of our business and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made on substantially the same terms, including interest rate and collateral, as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness and do not involve more than a normal risk of collectibility or present other unfavorable features.

Consulting Agreement with Carpenter & Company

On March 13, 2006, Nara Bank agreed to retain Carpenter & Company to provide strategic consulting services to the Bank. Mr. Howard N. Gould, who was appointed director of the Company and Nara Bank on March 13, 2006, is the vice chairman of Carpenter & Company. The retainer is for a period of eighteen months and requires a payment of $20,000 per quarter for the first two quarters in 2006 and $15,000 per quarter thereafter, plus reimbursement of reasonable out-of-pocket expenses. The Company will also provide customary indemnification to Carpenter & Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF NARA BANCORP, INC.

Nominations

Our Certificate of Incorporation and Bylaws provide that the number of directors may be no less than five (5) and no more than twenty-five (25), with the exact number to be fixed by resolution of the board of directors or stockholders. Currently, the board of directors has seven (7) members.

The board of directors has unanimously nominated the following seven (7) individuals to serve as the Company’s directors until the next annual meeting of stockholders and until each person’s successor is elected and qualified:

Howard N. Gould

Min J. Kim

Chong-Moon Lee

Jesun Paik

Hyon Man Park (John H. Park)

Ki Suh Park

James P. Staes

The proxy holders will vote all proxies for the election of the seven (7) nominees listed above unless authority to vote for the election of any of the directors is withheld. The seven (7) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees will have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies voted for them may be voted for a substitute nominee to be designated by the board of directors. The board of directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those names below.

Each of the nominees listed above, except for Min J. Kim, is currently a director of the Company who was previously elected by the stockholders. Ms. Kim was appointed to the board of directors on December 20, 2006. It is the Company’s policy to encourage its directors and the nominees for directors to attend the annual meeting. All of the nominees attended our 2006 annual meeting of stockholders.

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations is consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and Crowe Chizek, the board of directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards.

The next table provides certain information as of April 3, 2007, with respect to all of our current directors and those persons nominated by the board of directors for election as directors. The Company knows of no arrangements, including any pledge by any person of the Company’s securities, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected. There is no family relationship between any of the directors, nominees or executive officers, except for two nominees (and current directors) Messrs. Jesun Paik and Ki Suh Park, who are brothers-in-law.

Name	Age	Principal Business During the Past Five Years	Year First Elected to Board
Howard N. Gould	56	Mr. Gould is Vice Chairman of Carpenter and Company, a firm that advises banks on capital, strategic and charter related matters. From 2004 to 2005, he was California Commissioner of Financial Institutions under Governor Arnold Schwarzenegger. From 2002 to 2003, he was Vice Chairman of The Bank of the West which had acquired United California Bank. From 1992 to 2002, he was Vice Chairman and Chief Operating Officer of United California Bank. He was State Superintendent of Banking under Governor George Deukmejian. Mr. Gould also served as a Partner in one of the nation’s premiere bank consulting firms and officer at Bank of America and Wells Fargo Bank.	2006

Min J. Kim	47	Ms. Kim was appointed as the President and Chief Executive Officer of the Company and its fully owned subsidiary, Nara Bank, on November 27, 2006. Before this appointment, she served as the Acting President and a member of the Interim Office of the President since March 13, 2006, and concurrently served as Executive Vice President and Chief Operating Officer of the Bank since October 2003. Ms. Kim served as Executive Vice President and Chief Credit Officer from January 2000 to October 2003 and Senior Vice President and Chief Credit Administrator of the Bank from 1996 to 1999. Ms. Kim serves on the board of the non-profit organization Koreatown Youth and Community Center.	2006

Chong-Moon Lee	78	Mr. Lee founded Diamond Multimedia Systems, served as CEO & Chairman of the company for 17 years, and took the company to a very successful IPO in 1995. Mr. Lee is chairman of AmBex Venture Group, a venture capital and technology investment fund in Silicon Valley, and a member of Advisory Board of Stanford Technology Venture Program (STVP) of Engineering School, Stanford University. He served as a Consulting Professor at Asia Pacific Research Center of Stanford University for 5 years. He currently serves as a Chaired Professor Emeritus of Korea Advanced Institute of Science and Technology (KAIST). Mr. Lee serves as a Commissioner & Trustee of Asian Art Museum of San Francisco—Chong-Moon Lee Center for Asian Art & Culture, the largest Asian arts museum outside of Asia. He also serves as a Trustee of Asia Foundation, San Francisco, and as a Trustee of Asia Society, New York. He also is as a member of California Arts Council.	2003

Name	Age	Principal Business During the Past Five Years	Year First Elected to Board

Jesun Paik	70	Mr. Paik is Senior advisor of Robb Evans & Associates, LLC, a financial consulting firm which he joined in 2001. From 1989 to 2001, he was Executive Vice President and Senior Advisor of the Americas Division of The Sakura Bank, Ltd., (New York City) and concurrently was the Vice Chairman of the board of Manufacturers Bank (Los Angeles) from 1992 to 2001. Prior to The Sakura Bank, Mr. Paik served in executive management positions for Wells Fargo Bank, N.A. and Union Bank.	2001

John H. Park	59	Mr. Park is President of ABI USA Sales Corp, an import and export company which he founded in 2001, and President of BB Imex Corporation which he founded in 2003. From 1985 to 2001, he was President and Chief Executive Officer of Showroom 3 Inc. From 1978 to 2001, he was President and Chief Executive Officer of B.B. World Corporation.	2002

Ki Suh Park	75	Mr. Park is a prominent architect and city planner. Since 1981 he has served as the managing partner and CEO of Gruen Associates, a global architectural, planning and interiors firm based in Los Angeles. Mr. Park was Chairman of the Citizens Advisory Committee on Transportation Quality for the United States Secretary of Transportation. He has served on a number of community-based non-profit boards including The Korean American Coalition (former Chairman), The Korean American Museum (Chairman), The California Community Foundation, The Public Policy Institute of California, The Los Angeles County Natural History Museum, and the Los Angeles World Affair Council. In 1996, Mr. Ki Suh Park received the Korean Broadcasting System’s Award which is given to an overseas Korean who had made a significant world-wide contribution to the arts, business and industry. In 2000, his project received the Outstanding Achievement Award in Design from the President of the United States.	2001

James P. Staes	68	Mr. Staes is a director of The Mechanics Bank of Richmond which he joined in 2002 and where he is Chairman of Governance Committee and a member of Loan, Audit, and Compensation Committees. From 1997 to 2004, he was a director of Manufacturers Bank, where he was Chairman of Credit Risk Management, ALM and Trust, and Audit Committees, as well as a member of Compliance Committee. From 1999 to 2001, he was a director of Imperial Credit Industries Inc., a public company, and its subsidiary, Southern Pacific Bank.	2006

None of the directors, nominees for director or officers of the Company serves as a director of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL SEVEN NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Crowe Chizek and Company LLP (“Crowe Chizek”) as our independent registered public accounting firm for the year ending December 31, 2007 and has further directed that the selection of Crowe Chizek be submitted for ratification by the stockholders at the annual meeting. Crowe Chizek became our independent registered public accounting firm on September 17, 2004. The Company anticipates that a representative of Crowe Chizek will be present at the annual meeting, and will be available to respond to your appropriate questions and make such statements as the representative may desire.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Crowe Chizek as the Company’s independent registered public accounting firm. However, we are submitting the selection of Crowe Chizek to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Crowe Chizek, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the board of directors determines that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Crowe Chizek. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any whether this matter has been approved.

Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual financial statements for fiscal years 2006 and 2005. Crowe Chizek’s audit fees include the fees for the audit of the 2006 and 2005 consolidated financial statements and internal controls and review of our quarterly consolidated financial statements included in our quarterly Form 10-Qs for 2006 and 2005.

	2006	2005
Audit Fees	$477,250	$434,000
Audit Related Fees	$2,074	$32,688
Tax Fees	$160,465	$34,810
All Other Fees	$9,708	$22,783

Audit Related Fees. Crowe Chizek’s audit related fees for 2006 were for consultation regarding implementation of Section 404 of the Sarbanes-Oxley Act. Crowe Chizek’s audit related fees for 2005 were for consultation regarding implementation of Section 404 of the Sarbanes-Oxley Act, consultation regarding the Company’s response to an SEC comment letter and review of a private placement memorandum.

Tax Fees. Crowe Chizek’s tax fees for 2006 include billings through December 31, 2006 related to the preparation of the Company’s 2004 and 2005 federal and state income tax returns and consultation regarding various tax issues. Crowe Chizek’s tax fees for 2005 include progress billings through December 31, 2005 related to the preparation of the Company’s 2004 federal and state income tax returns and consultation regarding various tax issues, including tax calculation training.

All Other Fees. All other fees include the aggregate fees billed for services rendered by Crowe Chizek, other than those services covered above and for 2006 include fees for consultation regarding the implementation of Section 302 of the Sarbanes-Oxley Act, providing data base management software to facilitate communications related to the external audit, consultation on accounting matters and assistance provided for our regulatory examinations. Crowe Chizek’s all other fees for 2005 include fees for consultation regarding implementation of Section 302 of the Sarbanes-Oxley Act, including training sessions for management and the Audit Committee on various topics, providing data base management software to facilitate communications related to the external audit, providing video conference equipment and a salary survey report.

The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of Crowe Chizek. The Audit Committee has determined that the rendering of the services other than audit services by Crowe Chizek is compatible with maintaining the principal accountant’s independence.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy and procedures for the approval in advance of audit and non-audit services rendered by our independent auditor. The policy requires advance approval of all services before the independent auditor is engaged to provide such services. The advance approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. A copy of the Company’s policy regarding the approval of audit and non-audit services provided by the independent auditor is attached as Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

PROPOSAL NO. 3

APPROVAL OF 2007 NARA BANCORP, INC. EQUITY INCENTIVE PLAN

On March 1, 2007, the board of directors adopted the Nara Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), and now seeks stockholder approval of the 2007 Plan at the Annual Meeting. A key objective of the 2007 Plan is to provide more flexibility in the types of equity incentives that may be offered to employees, consultants and non-employee directors. Since stock options are now required to be expensed under Financial Accounting Standards No. 123 (revised 2004), other forms of equity incentives may be more advantageous to the Company and its stockholders. The 2007 Plan provides for several different types of equity awards in addition to stock options and restricted units.

The board of directors believes the 2007 Plan is necessary to give the Company flexibility to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to the Company’s success, and (iv) align the interests of 2007 Plan participants with those of the Company’s stockholders. In addition, the board of directors believes a robust equity compensation program is necessary to provide the Company with flexibility in negotiating strategic acquisitions and other business relationships to further expand and grow our business.

Without the ability to grant equity-based awards for these purposes, we may not remain competitive for qualified non-employee directors and executives, and skilled employees and consultants in the banking industry, particularly against similar companies vying for a limited talent pool. The provisions of the 2007 Plan are summarized below. There has been no determination with respect to future awards under the 2007 Plan as of the date of this proxy statement.

The 2007 Plan reserves 1,070,000 shares for issuance plus the Shares available for grant under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”) (not to exceed 230,000), for a maximum total of 1,300,000 Shares available for issuance under the 2007 Plan, which is roughly equal to 4.97% of our total outstanding shares on the Record Date. Upon receiving stockholder approval of the 2007 Plan, no further Shares will be issued under the 2000 Plan. The 1,300,000 shares reserved for issuance will serve as the underlying value for all equity Awards under the 2007 Plan. With the exception of the shares underlying stock options and restricted stock awards, the board of directors may choose to settle the Awards by paying the equivalent cash value or by delivering the appropriate number of shares.

Summary of the 2007 Equity Incentive Plan

In General. The 2007 Plan provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock and performance shares (sometimes referred to individually or collectively as “Awards”), to non-employee directors, officers, employees, and consultants of the Company. Stock options may be either “incentive stock options” (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“NQSOs”).

2007 Plan Administration; Amendment and Termination. The board of directors of the Company shall administer the 2007 Plan in accordance with applicable law. The board of directors may establish one or more committees with express and limited authority to administer specific aspects of the 2007 Plan. The board of directors may, amend, suspend or terminate any portion of the 2007 Plan for any reason, but must obtain stockholder consent for any material 2007 Plan amendment, or the consent of affected 2007 Plan participants if any such action alters or impairs any obligations regarding Awards that have been granted. The 2007 Plan terminates in 2017. However, such termination will not affect Awards granted under the 2007 Plan prior to termination.

Reversion of Shares to the 2007 Plan. When Awards made under the 2007 Plan expire, or are forfeited or cancelled, the underlying shares will become available for future Awards under the 2007 Plan. Shares awarded and delivered under the 2007 Plan may be authorized but unissued, or reacquired shares.

Eligibility for Awards. Employees, officers, consultants and non-employee directors of the Company or its subsidiaries may be granted Awards under the 2007 Plan. The board of directors determines which individuals will receive Awards, as well as the number and composition of each Award. Awards under the 2007 Plan may consist of a single type or any combination of the types of Awards permissible under the 2007 Plan as determined by the board of directors. These decisions may be based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, his/her potential contributions to the Company’s success, and other factors.

Exercise Price Limitations. The board of directors will determine the exercise price for the shares underlying each Award on the date the Award is granted. The exercise price for shares under an ISO may not be less than 100% of fair market value (“FMV”) on the date the Award is granted under Code Section 422. Similarly, under the terms of the 2007 Plan the exercise price for SARs and NQSOs may not be less than 100% of FMV on the date of grant. There is no minimum exercise price prescribed for performance shares and restricted stock awarded under the 2007 Plan.

No Material Amendments or Re-Pricing without Stockholder Approval. Except for adjustments upon changes in capitalization, dissolution, merger or asset sale, the 2007 Plan prohibits the Company from making any material amendments to the 2007 Plan or decreasing the exercise price or purchase price of any outstanding Award (including by means of cancellation or re-grant) without stockholder approval.

Individual Grant Limits. No participant may be granted Awards in any one year to purchase more than an aggregate total of the lesser of (i) 1% of the Company’s total number of outstanding shares immediately prior to the grant, or (ii) 200,000 shares. Such limitation is subject to proportional adjustment in connection with any change in the Company’s capitalization as described in the 2007 Plan.

Award Exercise; Payment of Exercise Price. The board of directors determines when Awards become exercisable. However, no Award may have a term longer than 10 years from the date of grant unless otherwise approved by the Company’s stockholders, and no Award may be exercised after expiration of its term. Payment for any shares issued upon exercise of an Award shall be specified in each participant’s Award Agreement, and may be made by cash, check or other means specified in the 2007 Plan.

Tax Withholding. The Company shall have the right to deduct or withhold or require a participant to remit to the Company an amount sufficient to satisfy federal, state, local and any applicable foreign taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise or vesting of any Award.

Effect of Termination, Death, or Disability. If a participant’s employment, consulting arrangement, or service as a non-employee director terminates for any reason, vesting of ISOs, NQSOs and SARs generally will stop as of the effective termination date. Participants generally have three (3) months from their termination date to exercise vested unexercised options and SARs before they expire. Longer post-termination exercise periods apply in the event the termination of employment or cessation of service results from death or disability. If a participant is dismissed for cause, the right to exercise shall terminate immediately upon such termination.

Nontransferability of Awards. Unless otherwise determined by the board of directors, Awards granted under the 2007 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime.

Stock Appreciation Rights. Under the 2007 Plan, SARs may be settled in Shares or cash and must be granted with an exercise price not less than 100% of FMV on the date of grant. Upon exercise of a SAR, a participant is entitled to receive cash or a number of Shares equivalent in value to the difference between the FMV on the exercise date and the exercise price of the SAR. For example, assume a participant is granted 100 SARs with an exercise price of $10 and assume the SARs are later exercised when the FMV of the underlying shares is $20 per share. At exercise, the Participant is entitled to receive 50 Shares [(($20 - $10) x 100) / $20], or $1,000 in cash (50 x $20).

Restricted Stock. The 2007 Plan also permits the Company to grant restricted stock. The board of directors has discretion to establish periods of restriction during which Shares awarded remain subject to forfeiture or the Company’s right to repurchase if the participant’s employment terminates for any reason (including death or disability). Restrictions may be based on the passage of time, the achievement of specific performance objectives, or other measures as determined by the board of directors in its discretion. During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer any such Shares.

Performance Shares and Units. The 2007 Plan also permits the Company to grant performance shares payable in Company Shares. Each performance share is equivalent in value to one Share of Company stock. Depending on the number of performance shares that become vested at the end of the performance period, the equivalent number of Shares are payable to the participant. The performance goals can be based on Company and/or individual performance objectives as determined by the board of directors. The 2007 Plan is designed to permit the Company to pay compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

Changes in Capitalization; Change in Control. The 2007 Plan provides for exercise price and quantity adjustments if the Company declares a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if Company merges with another entity that does not either assume the outstanding Awards or substitute equivalent Awards. The Company has two employment agreements with certain executive officers that provide for accelerated vesting of stock options.

Participation in the 2007 Plan. Except as otherwise provided in the 2007 Plan, the grant of Awards is subject to the discretion of the board of directors. No determinations have been made with respect to future awards under the 2007 Plan.

U.S. Federal Income Tax Consequences

Option Grants. Options granted under the 2007 Plan may be either incentive stock options which are intended to satisfy the requirements of Section 422 of the Code or nonqualified stock options which are not intended to meet those requirements. The federal income tax treatment for nonqualified stock options and incentive stock options is summarized below.

Nonqualified Stock Options. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Generally, the optionee will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will equal the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. The Company and the optionee are required to satisfy the tax withholding requirements applicable to that income, unless the optionee is a nonemployee director, where in such case tax withholding is not required. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to exercised nonqualified stock options.

Incentive Stock Options. No taxable income is recognized by an optionee upon the grant of an incentive stock option. Generally, the optionee will not recognize ordinary income in the year in which the option is exercised although the optionee’s gain from exercise may be subject to alternative minimum tax. If the optionee sells the underlying shares acquired from the option within two years after the option grant date or within one year of the option exercise date, then the sale is treated as a disqualifying disposition and the optionee will be taxed in the year of disposition on the gain from exercise, but not exceeding the gain from disposition as ordinary income and the balance of the gain from disposition, if any, as short-term or long-term capital gain. The Company will be entitled to an income tax deduction that equals the amount of the optionee’s compensatory ordinary income. If the optionee does not make a disqualifying disposition, then the Company will not be entitled to a tax deduction.

Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised. The amount of ordinary income will be equal to the cash payment upon exercise or the fair market value of the Shares received. The Company and the participant are required to satisfy the applicable tax withholding requirements, unless the participant is a nonemployee director, where in such case, tax withholding is not required. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised SARs.

Restricted Shares 2007 Plan. The tax principles applicable to the issuance of restricted shares under the 2007 Plan will be substantially the same as those summarized above for the exercise of nonqualified option grants in that they are both governed by Section 83 of the Code. Generally, when the restriction lapses, the grantee will have ordinary income equal to the difference between the fair market value of the shares on the vesting date and any amount paid for the shares. Alternatively, at the time of the grant, the grantee may elect under Section 83(b) of the Code to include as ordinary income in the year of the grant, an amount equal to the difference between the fair market value of the granted shares on the grant date and any amount paid for the shares. If the Section 83(b) election is made, the grantee will not recognize any additional compensation income when the restriction lapses, but may have capital gain income or loss upon sale of the shares. The Company will be entitled to an income tax deduction equal to the ordinary income recognized by the grantee in the year in which the grantee recognizes such income.

Performance Shares. Generally, a 2007 Plan participant who is granted Performance Shares will recognize ordinary income in the year payment occurs. The income recognized will generally be equal to the fair market value of the Shares received. The Company will generally be entitled to an income tax deduction equal to the income recognized by the participant on the payment date for the taxable year in which the ordinary income is recognized by the participant.

Deductibility of executive compensation. We anticipate that any compensation deemed paid by the Company in connection with the exercise of both incentive stock options and nonqualified stock options granted with exercise prices equal to the fair market value of the shares on the grant date will not be subject to the Code Section 162(m) $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Stockholder Approval

The Company is seeking stockholder approval of the 2007 Plan, including the shares reserved under the 2007 Plan. The board of directors believes that it is in the best interest of the Company to have a comprehensive equity incentive program. The 2007 Plan provides a meaningful opportunity for officers, directors, employees, consultants and other independent contractors to acquire a proprietary interest in the Company, thereby encouraging those individuals to remain in the Company’s service and more closely align their interests with those of the stockholders, and at the same time provide the Company with the flexibility to manage stockholder dilution. A copy of the 2007 Plan is attached hereto as Appendix B.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO

LIMIT SPECIAL OR MULTIPLE VOTING RIGHTS OF PREFERRED STOCK

Introduction

On January 25, 2007, our board of directors adopted, subject to stockholder approval at the annual meeting, a resolution approving an amendment to Article IV of our Certificate of Incorporation to provide that no series of our preferred stock, other than a series of our preferred stock that is convertible into shares of our common stock, may have special or multiple voting rights. A series of our preferred stock that is convertible into shares of our common stock may, notwithstanding this proposed amendment, have the right to vote with holders of our common stock on an as-converted basis.

This amendment will become effective when the Certificate of Amendment to our Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. We will file the Certificate of Amendment promptly after (and if) our stockholders approve the amendment. A form of the Certificate of Amendment is attached to this proxy statement as Appendix C. The text of the Certificate of Amendment may be amended from this form to include changes required by the office of the Secretary of State of the State of Delaware in connection with the filing of the Certificate of Amendment.

Purpose of the Amendment

Our Certificate of Incorporation currently authorizes our board of directors to provide for the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share. Our preferred stock is commonly referred to as “blank check” preferred stock because our board of directors is authorized, in its sole discretion and without further approval of our stockholders (unless such approval is expressly required by applicable law, regulatory agencies or The NASDAQ Global Select Market), to designate with respect to each series of our preferred stock the voting, dividend, and conversion rights, and such other designations, preferences, participation and other special rights, qualifications, limitation and restrictions as determined by our board of directors.

Our board of directors believes that the proposed limitation on special or multiple voting rights for our preferred stock is desirable to eliminate a component of our preferred stock that could enable our board of directors to make it more difficult to replace incumbent directors and/or to accomplish certain business combinations.

Our board of directors believes that it is in the best interests of our Company and stockholders to adopt the amendment to our Certificate of Incorporation limiting our ability to designate a series of our preferred stock with special or multiple voting rights.

Effect of Proposed Amendment

It is not possible to determine the actual effect of the limitation on special or multiple voting rights for our preferred stock. On the one hand, it may increase the confidence of our existing stockholders by limiting our board of directors’ ability to make it more difficult to replace incumbent directors and/or to accomplish certain business combinations. On the other hand, it may hinder our ability to raise capital through the issuance of preferred stock because we could no longer issue preferred stock with special or multiple voting rights.

Vote Required

The affirmative vote of a majority of the outstanding shares of our common stock in person or by proxy is necessary for the approval of the amendment to the Certificate of Incorporation to provide that no series of our preferred stock may have special or multiple voting rights other than a series of our preferred stock that is convertible into shares of our common stock, which series may have the right to vote with holders of our common stock on an as-converted basis.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 4.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report for 2006 is included in the mailing with this proxy statement and a copy of our annual report for the year ended December 31, 2006 on Form 10-K as filed with the SEC pursuant to the Securities Exchange Act of 1934. The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but does not include the exhibits themselves. If you would also like a copy of the exhibits, please write to: Nara Bancorp, Inc., ATTN: Legal Department, 3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA 90010 or telephone Ms. Helen Kim at 213-639-1712. Expenses for copying and mailing of the exhibits will be your responsibility. Moreover, for your information, the SEC maintains a website, http://www.sec.gov, which contains information we file with them.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Nara Bancorp, Inc., stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Nara Bancorp, Inc., Attention: Legal Department, 3731 Wilshire Blvd., Suite 1000, Los Angeles, CA 90010 or telephone Ms. Helen Kim at (213) 639-1712. We will undertake to furnish any stockholder so requesting a separate copy of these proxy materials. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The board of directors knows of no other matters that will be brought before the meeting, but if such matters are properly presented at the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting in accordance with the terms of such proxies.

NARA BANCORP, INC.
BY THE ORDER OF THE BOARD OF
DIRECTORS

/s/ MIN J. KIM
Min J. Kim, Chief Executive Officer

Los Angeles, California

April 20, 2007

APPENDIX A

NARA BANCORP, INC.

POLICY REGARDING THE APPROVAL OF AUDIT AND NONAUDIT SERVICES

PROVIDED BY THE INDEPENDENT AUDITOR

Purpose and Applicability

The Audit Committee of the board of directors of Nara Bancorp, Inc. (the “Company”) is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor of the Company. As part of this responsibility, the Audit Committee is required to approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. The Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder contain detailed requirements specifying the types of non-audit services that an independent auditor may not provide to its audit client and the Audit Committee’s administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted this “Policy Regarding the Approval of Audit and Nonaudit Services Provided by the Independent Auditor” (the “Policy”).

Policy Statement

It is the policy of the Company that all services provided by the Company’s independent auditor, both audit and nonaudit in nature, must be approved in advance by the Audit Committee. Although the Act permits de minimis exceptions and allows for the pre-approval of certain categories of audit and non-audit services, our policy is that all services provided by the independent auditor, both audit and nonaudit in nature, must be specifically approved in advance by the Audit Committee. The Audit Committee may delegate to one or more designated member(s) of the Audit Committee (a “Designated Member”), who is independent as defined under applicable NASDAQ rules, the authority to grant approval of permitted services to be provided by the independent auditor. The decision of a Designated Member to approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings. However, in no case may a Designated Member approve services related to the annual audit, which approval is reserved to the Audit Committee, and in no event may the Designated Member approve under delegated authority fees for services which total in the aggregate more than 50% of the Company’s regular fees for its annual audit.

All fees paid to the Company’s independent auditor will be disclosed in the Company’s annual proxy statement in accordance with applicable SEC rules. Subject to SEC rules, the annual proxy statement should include disclosure of the amount of “Audit Related Fees” and other fees required to be disclosed by the rules.

Prohibited Services—Under no circumstances may the Company engage the independent auditors to provide the nonaudit services described below to the Company:

1. Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements. The independent auditor cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

2. Appraisal or Valuation Services or Fairness Opinions. The independent auditor cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the independent auditor would audit the results.

3. Actuarial Services. The independent auditor cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for actuarial methods and assumptions.

A-1

APPENDIX B

NARA BANCORP, INC.

2007 EQUITY INCENTIVE PLAN

(Effective                          , 2007)

Nara Bancorp, Inc. hereby adopts in its entirety the Nara Bancorp, Inc. 2007 Equity Incentive Plan (“Plan”), as of                         , 2007 (“Plan Adoption Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Performance Shares and Performance Units.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate, and (c) consultants who provide significant services to the Company or its Affiliates. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2 “Administrator” means the Board of Directors of the Company.

2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4 “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Restricted Stock, Performance Shares and Performance Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ, New York Stock Exchange, American Stock Exchange or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Shares and/or Performance Units.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Change in Control” means the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) The consummation of a liquidation or dissolution of the Company;

(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(e) Other events specified by the Board in the Participant’s Award Agreement.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means one or more Committees appointed by the Board with express and limited authority to administer certain aspects of the Plan. Upon appointment of a Committee, the Board shall specify the precise authority of the Committee with respect to the administration of the Plan.

2.11 “Company” means Nara Bancorp, Inc., or any successor thereto.

2.12 “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.13 “Continuous Status” as an Employee or Consultant means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. “Continuous Status” shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is not so guaranteed, then on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.15 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Board in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Board from time to time.

2.16 “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.17 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.

2.18 “Fair Market Value” means, as of any date, provided the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock on the Grant Date of the Award. If no sales were reported on the Grant Date of the Award, the Fair Market Value of a share of Common Stock shall be the closing price for such stock as quoted on the NASDAQ (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day with reported sales prior to the date of determination.

2.19 “Fiscal Year” means a fiscal year of the Company.

2.20 “Grant Date” means the date the Board of Directors of the Company approves the Award or the first day if employment, whichever is later.

2.21 “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.22 “Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Section 16b-3 of the 1934 Act, (ii) “independent” as determined under the applicable rules of the NASDAQ, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

2.23 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Board in its discretion.

2.24 “Misconduct” shall include commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (d) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.25 “NASDAQ” means The NASDAQ Stock Market, Inc.

2.26 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.27 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.28 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.29 “Participant” means an Employee, Nonemployee Director or Consultant who has an outstanding Award.

2.30 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Board (in its discretion) or by a Board authorized Committee, to be applicable to a Participant with respect to an Award. As determined by the Board or Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement, including without limitation goals tied to Individual Objectives and/or the Company’s (or a business unit’s) return on assets, return on shareholders’ equity, efficiency ratio, earnings per share, net income, or other financial measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”), with or without adjustments determined by the Board. The foregoing definition shall not be deemed to be inclusive of all Performance Goals for purposes of this Plan. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.31 “Performance Shares” mean an Award granted to a Participant pursuant to Section 8 of the Plan that entitles the Participant to receive a prescribed number of Shares, or the equivalent value in cash, upon achievement of performance objectives associated with such Award. The Notice of Grant shall specify whether the Performance Shares will be settled in Shares or cash.

2.32 “Performance Units” mean an Award granted to Participant pursuant to Section 8 of the Plan that entitles the Participant to a cash payment equal to the value of a prescribed number of Shares upon achievement of performance objectives associated with such Award.

2.33 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Board or duly authorized Committee, in its discretion.

2.34 “Plan” means this Nara Bancorp, Inc. 2007 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.35 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7. An Award of Restricted Stock constitutes a transfer of ownership of Shares to a Participant from the Company subject to restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested restricted stock reverts back to the Company.

2.36 “Rule 16b-3” means a person promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.37 “SEC” means the U.S. Securities and Exchange Commission.

2.38 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.39 “Shares” means shares of common stock of the Company.

2.40 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Section 6. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price are determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the notice of grant specifies that the SARs will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)*100)/$20].

2.41 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

ADMINISTRATION

3.1 The Administrator. The Board of Directors of the Company shall be the Administrator of the Plan.

3.2 Authority of the Administrator. It shall be the duty of the Board to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Board shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to: (a) determining which Employees, Directors and Consultants shall be granted Awards and the terms and conditions of such Awards, (b) interpreting the Plan and adopting rules for the administration and application of the Plan as are consistent therewith, (c) the interpretation, amendment or revocation of any such rules, and (d) the authority to appoint one or more Committees to administer certain aspects of the Plan, as expressly provided by the Board.

3.3 Delegation by the Administrator. The Board, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to two or more Nonemployee Directors acting as a Committee to administer certain aspects of the Plan, as expressly provided by the Board; provided, however, that the Board may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Board and any delegate of the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for grant under the Plan shall be 1,070,000, plus the Shares available for grant under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”) (not to exceed 230,000), for a maximum total of 1,300,000 Shares available for issuance under the Plan. Upon stockholder approval of the Plan, no further Shares will be issued under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

4.2 Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled, or otherwise exercised without delivery of Shares (“Lapsed Awards”), such undelivered Shares shall become available for future Awards under the Plan. Lapsed Awards granted under the 2000 Plan shall immediately expire and no longer be available for issuance.

4.3 Adjustments in Awards and Authorized Shares. Except as provided under Section 4.3.1, subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Option.

4.3.1 Incentive Stock Options. Except as provided in Sections 4.3.2, any adjustment to the maximum aggregate number of Shares to be issued through the exercise of Incentive Stock Options must be approved by shareholders of the Company within 12 months before or after the date a resolution is adopted by the Board to adjust the maximum aggregate number of Shares to be issued through the exercise of Incentive Stock Options.

4.3.2 Increase to Reflect Outstanding Shares. Any adjustment described in Section 4.3 which merely reflects a change in the outstanding Shares, such as a stock dividend or stock split, will be effective without shareholder approval.

4.4 Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.

4.5 Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5

STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Directors, Nonemployee Directors and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Board. The Board may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Board, in its discretion and subject to Sections 4.1, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Board, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. The Board shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

5.3.1 Nonqualified Stock Options. Unless otherwise specified in the Award Agreement, in the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

(a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Nonemployee Directors or Consultants. In the event the Company fails to obtain shareholder approval of the Plan within twelve (12) months from the Plan Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the applicable provisions of this Section 5.

(c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d) In the event of a Participant's change of status from Employee to Director or Consultant, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Board, in its discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price of no less than eighty-five percent (85%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options

5.4.1 Expiration Dates. Unless otherwise specified in the Award Agreement, but in no event no later than ten (10) years from the Grant Date, each Option shall terminate no later than the first to occur of the following events:

(a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

(b) Termination of Continuous Status as Employee, Nonemployee Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee, Nonemployee Director or Consultant (other than termination for a reason described in subsections (c), (d), (e) or (f) below);

(c) Misconduct. In the event a Participant’s Continuous Status as an Employee, Nonemployee Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Board or by a duly authorized Committee, all unexercised Options held by such Participant shall immediately expire upon Participant’s receipt of written notice from the Company to the Participant of such termination due to Misconduct; provided, however, that the Board may, in its sole discretion, within thirty (30) days of such termination, reinstate the Options by giving written notice of such reinstatement to Participant. The Board will be guided by the Company’s bylaws, human resource policies and business judgment rule and may seek the advice of inside and/or outside counsel to assist in their determination as to the reasonableness of the forfeiture and nature of the misconduct. In the event of such reinstatement, the Participant may exercise the Option only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than Misconduct, disability or death;

(d) Disability. In the event that a Participant's Continuous Status as an Employee, Nonemployee Director or Consultant terminates as a result of the Participant's Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(e) Death. In the event of the death of a Participant, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(f) 10 Years from Grant. Unless otherwise specified above, an Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

(g) Change in Status. In the event a Participant’s status has changed from Consultant to Employee, or vice versa, a Participant's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status.

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board or duly authorized Committee shall determine in its discretion.

5.6 Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

5.6.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Board, in its discretion, also may permit the same-day exercise and sale of Options and related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, unless otherwise determined by the Board), or by any other means which the Board, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

5.6.2 Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Directors, Nonemployee Directors and Consultants at any time and from time to time as shall be determined by the Board.

6.1.1 Number of Shares. The Board shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2 Exercise Price and Other Terms. The Board, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Board, in its discretion, shall determine.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Board shall determine.

6.4 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Board in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Sections 5.4.

6.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to Shares, or the equivalent value in cash, from the Company in an amount determined by dividing the Fair Market Value of a Share on the exercise date by the following: (a) the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price, multiplied by (b) the number of Shares with respect to which the SAR is exercised. If the Board designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Nonemployee Directors and Consultants in such amounts as the Board, in its discretion, shall determine. The Board shall determine the number of Shares to be granted to each Participant.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Board, in its discretion, shall determine. Unless the Board determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4 Other Restrictions. The Board, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4, including, without limitation, provisions relating to expiration of restrictions equivalent to the provisions relating to expiration of Options as set forth in Section 5.4.

7.4.1 General Restrictions. The Board may set restrictions based upon the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Board in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Board, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Board on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Board shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Board, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. The Board, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Board determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE SHARES AND PERFORMANCE UNITS

8.1 Grant of Performance Shares/Units. Subject to the terms and conditions of the Plan, Performance Shares and Performance Units may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time, as shall be determined by the Board in its discretion.

8.1.1 Number of Shares or Units. The Board will have complete discretion in determining the number of Performance Shares and Performance Units granted to any Participant, subject to the limitations in Sections 4.1.

8.1.2 Value of Performance Shares/Units. Each Performance Share/Unit will have an value equal to the Fair Market Value of a Share.

8.2 Performance Objectives and Other Terms. The Board will set performance objectives or other vesting provisions, including, without limitation, time-based vesting provisions, in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Shares/Units that will be paid out to Participants. The time period during which the Performance Goals or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Shares/Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Board, in its discretion, will determine. The Board or a duly authorized Committee may set Performance Goals based upon the achievement of Company-wide or Individual Objectives or any other basis determined by the Board in its discretion.

8.3 Earning of Performance Shares/Units. After the applicable Performance Period has ended, the holder of Performance Shares/Units will be entitled to receive a payment based on the number of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Share/Unit, the Board, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Share/Unit.

8.4 Form and Timing of Payment of Performance Shares/Units. Payment with respect to earned Performance Shares/Units shall be made as soon as reasonably practical after the expiration of the Performance Period. Notwithstanding the foregoing, if the Participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), any payments that are to be made pursuant to this Plan that are considered to be non-qualified deferred compensation distributable in connection with the Participant’s separation from service with the Company for purposes of Section 409A and that are due during the first six (6) months following the date of such separation from service shall not be paid when due, but rather shall be accumulated and paid on the first normal payroll date following the date that is six months after Participant’s separation from service. This Plan shall be construed to comply with the requirements of Section 409A and all other guidance issued by governmental authorities with respect to Section 409A.

8.5 Cancellation of Performance Shares Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Shares/Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 9

MISCELLANEOUS

9.1 Change In Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award until ten (10) days prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.

9.3 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Nonemployee Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Nonemployee Director or the Company may have to terminate his or her directorship at any time.

9.4 Limitations on Awards. No Participant shall be granted an Award in any Fiscal Year for where the underlying Shares of such Award represents more than the lesser of: (i) one percent (1%) of the Company’s total number of outstanding Shares immediately prior to the issuance of such Award, or (ii) two hundred thousand (200,000) Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3.

9.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

9.6 Beneficiary Designations. If permitted by the Board, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Board. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the Board or executor of the Participant’s estate.

9.7 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Board, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.8 Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

9.9 Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Shares, an Award previously granted based on such terms and conditions as the Board shall establish and communicate to the Participant at the time that such offer is made.

9.10 Transfers Upon a Change in Control. In the sole and absolute discretion of the Board, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

9.11 Performance-Based Awards. Each agreement for the grant of Performance Shares or other performance-based awards shall specify the number of Shares or Units underlying the Award, the Performance Period and the Performance Objectives (each as defined below), and each agreement for the grant of any other award that the Board or duly authorized Committee determine to make subject to a Performance Objective similarly shall specify the applicable number of shares of Common Stock, the period for measuring performance and the Performance Objective. As used herein, “Performance Objectives” means performance objectives specified in the agreement for a Performance Share, or for any other award which the Board or duly authorized Committee determine to make subject to Performance Objectives, upon which the vesting or settlement of such award is conditioned and “Performance Period” means the period of time specified in an agreement over which Performance Shares, or another award which the Board or duly authorized Committee determine to make subject to a Performance Objective, are to be earned. Each agreement for a performance-based award shall specify in respect of a Performance Objective the minimum level of performance below which no payment will be made, shall describe the method of determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Objective, and shall specify the maximum percentage payout under the agreement. Such maximum percentage in no event shall exceed one hundred fifty percent (150%) of the Shares underlying the Award.

9.11.1 Performance Metrics. The Board or duly authorized Committee shall determine and specify, in their discretion, the Performance Objectives in the agreement for a Performance Share or for any other performance-based award, which Performance Objective shall consist of: (i) one or more business criteria, including (except as limited under Section 9.11.2 below for awards to Covered Employees (as defined below)) financial, service level and individual performance criteria; and (ii) a targeted level or levels of performance with respect to such criteria. Performance Objectives may differ between Plan Participants and between types of awards from year to year.

9.11.2 Performance Objectives. The Performance Objectives for Performance Shares and any other performance-based award granted to a Covered Employee, if deemed appropriate by the Board or duly authorized Committee, shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance: revenue; revenue growth; total assets; growth of total assets; return on net assets; return on assets; return on equity; return on capital; economic value added; total stockholder return; net income; net income growth; pre-tax income; operating profit margin; net income margin; market share; capacity utilization; increase in customer accounts; cash flow; book value; earnings per share; stock price earnings ratio. Achievement of any such Performance Objective shall be measured over a period of years not to exceed ten (10) as specified by the Board or duly authorized Committee in the agreement for the performance-based award. No business criterion other than those named above in this Section 9.11.2 may be used in establishing the Performance Objective for an award to a Covered Employee under this Section 9.11. For each such award relating to a Covered Employee, the Board or duly authorized Committee shall establish the targeted level or levels of performance for each such business criterion. The Board or duly authorized Committee may, in their discretion, reduce the amount of a payout otherwise to be made in connection with an award under this Section 9.11, but may not exercise discretion to increase such amount, and the Board or duly authorized Committee may consider other performance criteria in exercising such discretion. All determinations by the Board or duly authorized Committee as to the achievement of Performance Objectives under this Section 9.11 shall be made in writing. The Board or duly authorized Commitee may not delegate any responsibility under this Section 9.11. As used herein, “Covered Employee” shall mean, with respect to any grant of an award, an executive of the Company or any subsidiary who is a member of the executive compensation group under the Company’s compensation practices (not necessarily an executive officer) whom the Board or duly authorized Committee deem may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such award may result in remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Plan and any other “qualified performance-based compensation” plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Board or duly authorized Committee may determine that a Plan Participant has ceased to be a Covered Employee prior to the settlement of any award.

9.11.3 Mandatory Deferral of Income. The Board, in their sole discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Plan, a Plan Participant’s receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Code Section 409A.

SECTION 10

AMENDMENT, SUSPENSION, AND TERMINATION

10.1 Amendment, Suspension, or Termination. Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

10.2 No Amendment without Shareholder Approval. The Company shall obtain shareholder approval of any material Plan amendment (including but not limited to any provision to reduce the exercise or purchase price of any outstanding Options or other Awards after the Grant Date (other than for adjustments made pursuant Section 4.3), or to cancel and re-grant Options or other rights at a lower exercise price), to the extent necessary or desirable to comply with the rules of the NASDAQ, the Exchange Act, Section 422 of the Code, or other Applicable Law.

10.3 Plan Effective Date and Duration of Awards. The Plan shall be effective as of the Plan Adoption Date subject to the shareholders of the Company approving the Plan by the required vote), subject to Sections 10.1 and 10.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further shareholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Adoption Date.

SECTION 11

TAX WITHHOLDING

11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2 Withholding Arrangements. The Board or duly authorized Committee, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Board or duly authorized Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 12

LEGAL CONSTRUCTION

12.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.2 Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

12.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.6 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California

12.7 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SECTION 13

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

NARA BANCORP, INC.

Dated:	, 2007	By:

APPENDIX C

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

NARA BANCORP, INC.

Nara Bancorp, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of this Corporation is Nara Bancorp, Inc. and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was June 5, 2000.

SECOND: Article IV of the Certificate of Incorporation of this Corporation, as the same has been amended to date, is hereby amended and restated in its entirety to read as follows:

“IV

A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is fifty million (50,000,000) shares, forty million (40,000,000) shares of which shall be Common Stock (the “Common Stock”) and ten million (10,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide for the issue of all of any of the remaining unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law; provided, however, that no series of Preferred Stock shall contain voting rights entitling the holder thereof to more than one vote per share of Preferred Stock held by such holder, except for convertible Preferred Stock entitling the holder thereof to vote such shares of Preferred Stock on a basis as if such shares had been converted into Common Stock. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

***

C-1

This Certificate of Amendment to Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the Delaware General Corporation Law (“DGCL”). This Certificate of Amendment to Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the DGCL by the stockholders of the Corporation.

IN WITNESS WHEREOF, NARA BANCORP, INC. has caused this Certificate of Amendment to Certificate of Incorporation to be signed by the Assistant Secretary on this          day of                  2007.

NARA BANCORP, INC.

By:
Helen Kim
Assistant Secretary

C-2

NARA BANCORP, INC.

PROXY CARD

Solicited on behalf of the board of directors of Nara Bancorp, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, May 31, 2007, at 10:30 a.m. Pacific Time at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005.

The undersigned hereby appoints Elizabeth Wong and Helen Kim, and each of them, the proxy or proxies of the undersigned, with the full power of substitution to each, to attend the Meeting and to vote all shares of common stock of the Company held of record on April 3, 2007 by the undersigned, at the Meeting or at any adjournments thereof, on the items set forth below, and in the proxies’ discretion, upon such other business as may properly come before the Meeting.

This proxy card, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all of the nominees identified above and FOR each of the proposals listed. If any other business is presented at the Meeting, including whether or not to adjourn the Meeting, this proxy will be voted by the proxy holders in accordance with their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting, Company’s proxy statement dated April 20, 2007 and Annual Report is acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

NARA BANCORP, INC.

Vote by Internet or Telephone or Mail

24 Hours a Day – 7 Days a Week

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by Mail.

INTERNET		TELEPHONE		MAIL
www.proxyvoting.com/nara	OR	1-888-426-7035	OR

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by Telephone,

you do NOT need to Mail back your proxy card.

Ú    FOLD AND DETACH HERE    Ú

Please mark your vote as indicated in this example ☒ 1. The election of the following persons to the board of directors to serve until the next annual meeting:
☐ FOR ALL NOMINEES	☐ WITHHOLD FOR ALL NOMINEES
01. Howard N. Gould 02. Min J. Kim 03. Chong-Moon Lee 04. Jesun Paik	05. Hyon M. Park (John H. Park), 06. Ki Suh Park 07. James P. Staes
(Except as set forth below)
To withhold authority to vote for any nominee, write that person’s name in the space above.
2. The ratification of the selection of Crowe Chizek and Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3. Approval of the Nara Bancorp, Inc. 2007 Equity Incentive Plan.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4. Approval of amendment to Certificate of Incorporation to limit special or multiple voting rights for preferred stock.
☐ FOR ☐ AGAINST ☐ ABSTAIN

5.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjourning the Meeting for the purpose of soliciting additional proxies.

Signature(s) Dated , 2007

Signature

Signature

Please sign exactly as name appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, give your name. When shares are in the names of more than one person, each should sign. This proxy will be voted FOR the nominees and the above matters unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.